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As filed with the Securities and Exchange Commission on August 29, 2003

Registration No. 333-106761

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HOVNANIAN ENTERPRISES, INC.	K. HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	California
(State or Other Jurisdiction of Incorporation or Organization)
22-1851059	22-2423583
(I.R.S. Employer Identification Number)
10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 (732) 747-7800	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 (732) 747-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

J. Larry Sorsby
Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey 07701
(732) 747-7800

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
Vincent Pagano, Jr., Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt Securities, Class A Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units(1)	$1,000,000	100%(2)	$1,000,000(2)	$80.90
Guarantees of Hovnanian Enterprises, Inc. of Debt Securities and Warrants of K. Hovnanian Enterprises, Inc. and Guarantees of Subsidiary Guarantors of Debt Securities and Warrants of Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc.	(3)	(3)	(3)	None

Total	$1,000,000(2)	100%(2)	$1,000,000(2)	$80.90*

*
Previously paid

(1)
The Debt Securities registered hereby include such additional amount as may be necessary so that, if Debt Securities are issued with an original issue discount, the aggregate initial offering prices of all Debt Securities will equal no more than $1,000,000. There are also being registered hereunder an indeterminate number of shares of Class A Common Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereby.

(2)
Estimated solely for the purpose of calculating the registration fee.

(3)
No separate consideration will be received for the Guarantees. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

        Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus herein also relates to the remaining $376,000,000 of Debt Securities, Warrants to purchase Debt Securities, Preferred Stock, Class A Common Stock, Stock Purchase Contracts and Stock Purchase Units registered on Form S-3 (Registration No. 333-68528), Form S-3 (Registration No. 333-75939) and Form S-3 (Registration No. 333-51991) of Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc. and 7,643,312 allocated shares of Class A Common Stock of Hovnanian Enterprises, Inc. registered on Form S-3 (Registration No. 333-51991) of K. Hovnanian Enterprises, Inc. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-68528, Post-Effective Amendment No. 2 to Registration Statement No. 333-75939 and Post-Effective Amendment No. 3 to Registration Statement No. 333-51991 and upon the effectiveness of such Post-Effective Amendments, this Registration Statement and Registration Statements No. 333-68528, No. 333-75939 and No. 333-51991 will relate to an aggregate of $377,000,000 of Class A Common Stock, Preferred Stock, Debt Securities, Warrants to purchase Debt Securities of Hovnanian Enterprises, Inc., and Stock Purchase Contracts and Stock Purchase Units Securities, Debt Securities guaranteed by Hovnanian Enterprises, Inc. of K. Hovnanian Enterprises, Inc., Warrants guaranteed by Hovnanian Enterprises, Inc. to purchase Debt Securities of K. Hovnanian Enterprises, Inc. (any or all of which Debt and Warrants may be guaranteed by the registrant Subsidiary Guarantors described herein) and 7,643,312 shares of Class A Common Stock of Hovnanian Enterprises, Inc., which may be offered and sold by the selling shareholders.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant As Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant's Principal Executive Offices
All Seasons, Inc.	MD	52-0855385	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Arrow Properties, Inc.	NJ	22-1945442	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Condominium Community (Bowie New Town), Inc.	MD	52-2002262	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Condominium Community (Largo Town), Inc.	MD	52-2002261	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Condominium Community (Park Place), Inc.	MD	52-2002264	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Condominium Community (Quail Run), Inc.	MD	52-2002265	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Condominium Community (Truman Drive), Inc.	MD	52-2002263	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Consultants Corporation	MD	52-0856601	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Designed Contracts, Inc.	MD	52-0854124	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

EXC, Inc.	DE	22-3178077	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Fortis Homes, Inc.	NC	56-1477716	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Housing-Home Sales, Inc.	MD	52-0846210	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Developments of Florida, Inc.	Fl	22-2416624	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hov International, Inc.	NJ	22-3188610	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hov IP, II, Inc.	California	57-1135061	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hov IP, Inc.	California	95-4892009	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Acquisitions, Inc.	NJ	22-3406671	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ashburn Village, Inc.	VA	22-3178078	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Ballantrae Estates, Inc.	Fl	22-3409425	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Barrington, Inc.	VA	22-3583846	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Belmont, Inc.	VA	22-3253529	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bernards IV, Inc.	NJ	22-3292171	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Branchburg III, Inc.	NJ	22-2961099	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgeport, Inc.	CA	22-3547807	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgewater VI, Inc.	NJ	22-3243298	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bull Run, Inc.	VA	22-3192910	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Burlington III, Inc.	NJ	22-3412130	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Burlington, Inc.	NJ	22-2949611	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Calabria, Inc.	CA	22-3324654	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cameron Chase, Inc.	VA	22-3459993	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Carmel Del Mar, Inc.	CA	22-3320550	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Castile, Inc.	CA	22-3356308	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cedar Grove I, Inc.	NJ	22-2892342	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cedar Grove II, Inc.	NJ	22-2892341	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chaparral, Inc.	CA	22-3565730	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clarkstown, Inc.	NY	22-2618176	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Crestline, Inc.	CA	22-3493450	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Dominguez Hills, Inc.	CA	22-3602177	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Dominion Ridge, Inc.	VA	22-3433318	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at East Brunswick VI, Inc.	NJ	22-2892496	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at East Whiteland I, Inc.	PA	22-3483220	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Exeter Hills, Inc.	VA	22-3331043	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Fair Lakes Glen, Inc.	VA	22-3261224	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Fair Lakes, Inc.	VA	22-3249049	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Freehold Township I, Inc.	NJ	22-2459186	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hackettstown, Inc.	NJ	22-2765936	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hampton Oaks, Inc.	VA	22-3583845	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hershey's Mill, Inc.	PA	22-3445102	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Highland Vineyards, Inc.	CA	22-3309241	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Holly Crest, Inc.	VA	22-3214275	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hopewell IV, Inc.	NJ	22-3345622	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hopewell VI, Inc.	NJ	22-3465709	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Howell Township, Inc.	NJ	22-2859308	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hunter Estates, Inc.	VA	22-3321100	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Kings Grant I, Inc.	NJ	22-2601064	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Klockner Farms, Inc.	NJ	22-2572443	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Terraza, Inc.	CA	22-3303807	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Trovata, Inc.	CA	22-3369099	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lakewood, Inc.	NJ	22-2618178	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Saucon II, Inc.	PA	22-3602924	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Saucon, Inc.	PA	22-2961090	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah II, Inc.	NJ	22-2859315	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah IV, Inc.	NJ	22-3015286	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mahwah V, Inc.	NJ	22-2868663	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah VI, Inc.	NJ	22-3188612	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah VII, Inc.	NJ	22-2592139	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah VIII, Inc.	NJ	22-2246316	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Manalapan, Inc.	NJ	22-2442998	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro II, Inc.	NJ	22-2748659	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township IV, Inc.	NJ	22-3467252	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township, III	NJ	22-2847845	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Metro DC South, Inc.	VA	22-3583847	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Montclair NJ, Inc.	NJ	22-2759221	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montclair, Inc.	VA	22-3188614	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montgomery I, Inc.	PA	22-3165601	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northern Westchester, Inc.	NY	22-2814372	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northlake, Inc.	CA	22-3336696	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ocean Walk, Inc.	CA	22-3565732	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at P.C. Properties, Inc.	VA	22-3583840	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Park Ridge, Inc.	VA	22-3253530	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Peekskill, Inc.	NY	22-2718071	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Perkiomen I, Inc.	PA	22-3094743	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Perkiomen II, Inc.	PA	22-3301197	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Plainsboro III, Inc.	NJ	22-3027955	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Princeton, Inc.	NJ	22-3322125	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rancho Cristianitos, Inc.	CA	22-3369102	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Reservoir Ridge, Inc.	NJ	22-2510587	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at River Oaks, Inc.	VA	22-3199603	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at San Sevaine, Inc.	CA	22-3493454	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Saratoga, Inc.	CA	22-3547806	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Scotch Plains II, Inc.	NJ	22-3464496	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Scotch Plains, Inc.	NJ	22-2380821	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Smithville, Inc.	New Jersey	22-1732674	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Brunswick III, Inc.	NJ	22-2652530	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Brunswick V, Inc.	NJ	22-2937570	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Stone Canyon, Inc.	CA	22-3512641	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Stonegate, Inc.	VA	22-3481223	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Stony Point, Inc.	NJ	22-2758195	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Stuart Road, Inc.	VA	22-3312918	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sully Station, Inc.	VA	22-3188746	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Summerwood, Inc.	VA	22-3583842	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sycamore, Inc.	CA	22-3493456	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Tannery Hill, Inc.	NJ	22-3396608	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Bluff, Inc.	NJ	22-1841019	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Cedars, Inc.	NJ	22-3406664	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Glen, Inc.	VA	22-3618411	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Thornbury, Inc.	PA	22-3462983	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Tierrasanta, Inc.	CA	22-3351875	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Tuxedo, Inc.	NY	22-3516266	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Union Township I, Inc.	NJ	22-3027952	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Makefield I, Inc.	PA	22-3302321	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Merion, Inc.	PA	22-3188608	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Vail Ranch, Inc.	CA	22-3320537	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wall Township VI, Inc.	NJ	22-2859303	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wall Township VIII, Inc.	NJ	22-3434643	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Washingtonville, Inc.	NY	22-2717887	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne III, Inc.	NJ	22-2607669	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wayne V, Inc.	NJ	22-2790299	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wildrose, Inc.	CA	22-3312525	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woodmont, Inc.	VA	52-1785667	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies Northeast, Inc.	NJ	22-2445216	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of California, Inc.	CA	22-3301757	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Maryland, Inc.	MD	22-3331050	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Metro Washington, Inc.	VA	22-3169584	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of New York, Inc.	NY	22-2618171	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of North Carolina, Inc.	NC	22-2765939	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of Pennsylvania, Inc.	PA	22-2390174	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Southern California, Inc.	CA	22-3493449	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction Management, Inc.	NJ	22-3406668	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Arizonia, Inc.	AZ	31-1825442	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of California, Inc.	CA	22-3303806	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Maryland, Inc.	MD	22-3331045	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Metro Washington, Inc.	VA	22-3188615	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Michigan, Inc.	MI	31-1826348	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New Jersey II, Inc.	California	59-3762294	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of New Jersey, Inc.	NJ	22-2664563	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New York, Inc.	NY	22-2626492	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Ohio, Inc.	Ohio	32-0069376	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Pennsylvania, Inc.	Pennsylvania	22-1097670	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of South Carolina, Inc.	SC	58-2659968	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Texas, Inc.	TX	22-3685786	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of West Virginia, Inc.	WV	31-1826831	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Equities, Inc.	NJ	21-0735206	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Forecast Homes, Inc.	CA	95-4892007	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Investment Properties of New Jersey, Inc.	NJ	22-2541361	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Marine, Inc.	NJ	22-3196910	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian PA Real Estate, Inc.	Pennsylvania	22-3188608	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Port Imperial Urban Renewal, Inc.	NJ	22-3027956	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of NB Theatre, Inc.	NJ	22-3406661	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of Newark Urban Renewal Corporation, Inc.	NJ	22-3017267	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of North Brunswick V, Inc.	NJ	22-2057907	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of Piscataway, Inc.	NJ	22-2859305	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of Red Bank, Inc.	NJ	22-3092532	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Properties of Wall, Inc.	NJ	22-3244134	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Real Estate Investment, Inc.	NJ	22-1945444	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
KHC Acquisition, Inc.	CA	22-3303802	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
KHIP III, Inc.	New Jersey	22-3887473	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Landarama, Inc.	NJ	22-1978612	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Long Branch, Inc.	NJ	22-3359254	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford of Delaware, Inc.	DE	22-3386728	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
MCNJ, Inc.	New Jersey	22-2722906	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
MMIP III, Inc.	New Jersey	22-3887475	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Parthenon Group, Inc.	NJ	22-2748658	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Pine Brook Company, Inc.	New Jersey	22-1762833	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Que Corporation	MD	52-1723878	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Reflections of You Interiors, Inc.	TX	75-1967894	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Seabrook Accumulation Corporation	California	33-0989615	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Stonebrook Homes, Inc.	CA	33-0553884	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
The Matzel & Mumford Organization, Inc.	NJ	22-3670677	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
The New Fortis Corporation	NC	56-1458833	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
The Southampton Corporation	MD	52-0881406	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Washington Homes of West Virginia, Inc.	WV	54-1860514	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Washington Homes, Inc.	DE	22-3774737	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Washington Homes, Inc. of Virginia	VA	52-0898765	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes (Charlotte), Inc.	NC	52-1970973	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Tennessee, Inc.	TN	52-1973363	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes, Inc.	NC	52-1874680	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
WH Land I, Inc.	MD	52-2073468	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
WH Land II, Inc.	MD	52-1887626	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
WH Properties, Inc.	MD	52-1955560	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Arbor West, L.L.C.	MD	52-1955560	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Dulles Coppermine, L.L.C.	VA	31-1820770	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at 4S Ranch, L.L.C.	California	73-1638455	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Arbor Heights, LLC	CA	33-0890775	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ashburn Village, L.L.C.	MD	22-3681031	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Barnegat I, L.L.C.	NJ	22-3804316	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Berkeley, L.L.C.	NJ	22-3644632	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bernards V, L.L.C.	NJ	22-3618587	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Blooms Crossing, L.L.C.	MD	22-3688865	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Blue Heron Pines, L.L.C.	NJ	22-3630449	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Brenbrooke, L.L.C.	VA	22-3683842	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgewater I, L.L.C	NJ	31-1820703	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Camden I, L.L.C.	NJ	22-3845575	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Carmel Village, L.L.C.	CA	52-2147831	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cedar Grove III, L.L.C.	NJ	22-3818491	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chester I, L.L.C.	NJ	22-3618347	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clifton, L.L.C.	NJ	22-3655976	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clifton II, L.L.C.	New Jersey	22-3862906	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cortez Hill, L.L.C.	CA	31-1822959	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cranbury, L.L.C.	NJ	22-3814347	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Curries Woods, L.L.C.	NJ	22-3776466	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Denville, L.L.C.	NJ	03-0436512	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Eastlake, L.L.C.	CA	31-1820096	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Edgewater, L.L.C.	NJ	31-1825623	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Encinitas Ranch, L.L.C.	CA	33-0890770	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Forest Meadows, L.L.C.	New Jersey	16-1639755	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Freehold Township, L.L.C.	New Jersey	22-2500651	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Great Notch, L.L.C.	New Jersey	22-3330582	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Guttenberg, L.L.C.	NJ	22-3653007	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hamburg, L.L.C.	NJ	22-3795544	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hamburg Contractors, L.L.C.	NJ	22-3814175	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jackson I, L.L.C.	New Jersey	56-2290802	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jackson, L.L.C.	NJ	22-3630450	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jersey City IV, L.L.C.	NJ	22-3655974	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jersey City V Urban Renewal Co., L.L.C.	NJ	31-1818646	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Kent Island, L.L.C.	MD	22-3668315	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Kincaid, L.L.C.	MD	22-3664456	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at King Farm, L.L.C.	MD	22-3647924	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Costa, L.L.C	CA	31-1820094	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Habra Knolls, L.L.C.	CA	31-1819908	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at LaFayette Estates, L.L.C.	NJ	22-3658926	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Ridge Crossing, L.L.C.	VA	22-3778537	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Terrapin, L.L.C.	VA	22-3647920	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lawrence V, L.L.C.	NJ	22-3638073	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Linwood, L.L.C.	NJ	22-3663731	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Little Egg Harbor, L.L.C.	NJ	22-3795535	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor Contractors, L.L.C.	NJ	22-3832077	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Long Branch I, L.L.C.	New Jersey	56-2308030	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Macungie Township I, L.L.C.	Pennsylvania	51-0427582	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Macungie Township II, L.L.C.	Pennsylvania	65-1161803	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Makefield Township I, L.L.C.	Pennsylvania	22-3887471	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Moreland I, L.L.C.	PA	22-3785544	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Moreland II, L.L.C.	PA	22-3785539	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Manalapan II, L.L.C.	NJ	04-3649782	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Manalapan III, L.L.C.	New Jersey	22-3337896	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield I, LLC	NJ	22-3556345	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield II, LLC	NJ	22-3556346	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield III, L.L.C.	NJ	22-3683839	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township V, L.L.C.	New Jersey	22-2741139	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township VIII, L.L.C.	NJ	22-3802594	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro VI, L.L.C.	NJ	22-3791976	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro VII, L.L.C.	NJ	22-3791977	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Menifee, L.L.C.	CA	52-2147832	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middle Township, L.L.C.	New Jersey	03-0473330	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middletown II, L.L.C.	New Jersey	04-3695371	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middletown, L.L.C.	NJ	22-3630452	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe, L.L.C.	New Jersey	65-1161805	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mosaic, L.L.C.	California	55-0820915	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mt. Olive Township, L.L.C.	NJ	22-3813043	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Bergen, L.L.C.	New Jersey	22-2935352	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Brunswick VI, L.L.C.	NJ	22-3627814	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Haledon, L.L.C.	NJ	22-3770598	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Wildwood, L.L.C.	New Jersey	5-3769684	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northampton, L.L.C.	PA	22-3785527	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northfield, L.L.C.	NJ	22-3665826	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Old Bridge, L.L.C.	NJ	55-0787042	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Olde Orchard, L.L.C.	California	51-0453906	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Pacific Bluffs, L.L.C.	TX	33-0890774	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Paramus, L.L.C.	NJ	22-3687884	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Park Lane, L.L.C.	CA	33-0896285	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rancho Santa Margarita, L.L.C.	CA	33-0890773	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Randolph I, L.L.C.	New Jersey	01-0712196	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Readington II, L.L.C.	New Jersey	22-3085521	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Riverbend II, L.L.C.	California	65-1161801	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Riverbend, L.L.C.	CA	33-0890777	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Roderuck, L.L.C.	MD	22-3756336	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rowland Heights, L.L.C.	CA	22-2147833	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sayreville, L.L.C.	NJ	22-3663105	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Skye Isle, L.L.C.	CA	31-1820095	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Smithville III, L.L.C.	New Jersey	22-2776387	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Somers Point, L.L.C.	New Jersey	16-1639761	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Amboy, L.L.C.	NJ	22-3655682	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Bank, L.L.C.	MD	22-3688868	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Brunswick, L.L.C.	NJ	01-0618098	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Spring Hill Road, L.L.C.	MD	22-3688864	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at St. Margarets, L.L.C.	MD	33-0890768	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sunsets, L.L.C.	CA	33-0890769	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at the Gables, L.L.C.	NC	22-3655975	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Trail Ridge, L.L.C.	California	33-0990615	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Freehold Township II, L.L.C.	NJ	22-3655975	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township III, L.L.C.	NJ	22-3666680	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Uwchlan, L.L.C.	Pennsylvania	59-3763798	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Uwchlan II, L.L.C.	PA	31-1820731	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wanaque, L.L.C.	NJ	22-3743403	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Washington, L.L.C.	NJ	22-3618348	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne VIII, L.L.C.	NJ	22-3618242	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne IX, L.L.C.	NJ	22-3828775	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Milford, L.L.C.	NJ	22-3709105	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at West Windsor, L.L.C.	NJ	52-2147836	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Willow Brook, L.L.C.	MD	22-3556343	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Winchester, L.L.C.	CA	52-2147836	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woodhill Estates, L.L.C.	NJ	01-0550781	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woolwich, L.L.C.	NJ	22-3828777	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Central Acquisitions, L.L.C.	DE	22-3556343	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Metro D.C. North, L.L.C	MD	22-3683159	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies, L.L.C.	California	59-3762298	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Eastern Pennsylvania, L.L.C.	PA	04-3630089	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Four Seasons at Gold Hill, L.L.C.	SC	31-1820161	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Four Seasons at Historic Virginia, L.L.C.	VA	22-3647925	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Great Western Building Company, L.L.C.	AZ	31-1825443	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Great Western Homes, L.L.C.	AZ	31-1825441	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Holdings NJ, L.L.C.	New Jersey	02-0651173	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian North Central Acquisitions, L.L.C.	DE	22-3554986	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian North Jersey Acquisitions, L.L.C.	DE	22-3556344	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Northeast Services, L.L.C.	New Jersey	16-1639452	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Ohio Realty, L.L.C.	Ohio	32-0069376	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Pennsylvania Acquisitions, L.L.C.	Pennsylvania	54-2064618	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Shore Acquisitions, L.L.C.	DE	22-3556342	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian South Jersey Acquisition, L.L.C.	DE	22-3556341	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Southern New Jersey, L.L.C.	NJ	01-0648280	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Holdings, L.L.C.	Virginia	31-1818027	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes, L.L.C.	Ohio	32-0069379	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of Michigan, L.L.C	MI	31-1826351	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of West Virginia, L.L.C.	WV	31-1826832	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Beaumont, L.L.C.	CA	31-1823029	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian's Four Seasons at Hemet, L.L.C.	California	47-0884181	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Palm Springs, L.L.C.	California	57-1145579	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons, L.L.C.	CA	52-2147837	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Private Home Portfolio, L.L.C.	NJ	22-3766856	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
KHIP, LLC	New Jersey	01-0752776	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Kings Court at Montgomery, L.L.C.	NJ	22-3825046	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Apple Ridge, L.L.C.	NJ	22-3824654	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Brookhill, L.L.C.	NJ	22-3824652	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Chesterfield, L.L.C.	New Jersey	56-2290506	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at East Mill, L.L.C.	New Jersey	80-0036068	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Heritage Woods, L.L.C.	NJ	22-3824650	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Kensington Woods, L.L.C.	NJ	31-1819907	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Morristown, L.L.C.	NJ	22-3834775	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Sheridan, L.L.C.	NJ	22-3825357	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Sparta, L.L.C.	NJ	22-3825057	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spinnaker Pointe, L.L.C.	NJ	22-3825041	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Hollow, L.L.C.	NJ	22-3825064	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Meadows, L.L.C.	NJ	22-3825036	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at Spruce Run, L.L.C.	NJ	22-3825037	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at The Highlands, L.L.C.	New Jersey	22-3824649	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at West Orange, L.L.C.	New Jersey	55-08/20919	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Cranbury Knoll, L.L.C.	NJ	22-3569945	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Freehold, L.L.C.	NJ	22-3468991	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Heritage Landing, L.L.C.	NJ	22-3575932	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Montgomery, L.L.C.	NJ	22-3500542	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Phillipsburg, L.L.C.	NJ	22-3619267	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at South Brunswick, L.L.C.	NJ	22-345834	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Matzel & Mumford at Woodland Crest, L.L.C.	NJ	22-3575934	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
MMIP, L.L.C.	New Jersey	02-0651174	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Ridgemore Utility, L.L.C.	MD	31-1820672	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
The Landings at Spinnaker Pointe, L.L.C.	NJ	22-3825041	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Washington Homes at Columbia Town Center, L.L.C.	MD	22-3757772	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Washington Homes of Maryland I, L.L.C.	Maryland	01-0737098	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Alabama, L.L.C.	MD	63-1222540	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Mississippi, L.L.C.	MD	64-0907820	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of South Carolina, L.L.C.	SC	58-2690293	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Woodland Lakes Condos at Bowie Newtown, LLC	North Carolina	06-1643401	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Goodman Family of Builders, L.P.	TX	75-2653675	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Houston II, L.P.	Texas	01-0750780	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Houston, L.P.	Texas	01-0750780	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M Investments, L.P.	New Jersey	22-3685183	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Washabama, L.P.	AL	63-1231207	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Subject to Completion, dated August 29, 2003

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

$377,000,000

Hovnanian Enterprises, Inc.

Preferred Stock
Class A Common Stock
Warrants to Purchase Preferred Stock
Warrants to Purchase Class A Common Stock
Debt Securities
Warrants to Purchase Debt Securities
Stock Purchase Contracts
Stock Purchase Units

K. Hovnanian Enterprises, Inc.

Guaranteed Debt Securities
Guaranteed Warrants to Purchase Debt Securities

Selling Shareholders

7,643,312 Shares
Hovnanian Enterprises, Inc.
Class A Common Stock

        We, Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

  •
  our Preferred Stock

  •
  our Class A Common Stock

  •
  our unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be our senior debt securities, senior subordinated debt securities or subordinated debt securities,

  •
  warrants to purchase our Preferred Stock, our Class A Common Stock or our debt securities,

  •
  our Stock Purchase Contracts; and

  •
  our Stock Purchase Units,

  •
  or any combination of the these securities.

        Our wholly-owned subsidiary, K. Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

  •
  its unsecured senior debt securities, senior subordinated debt securities or subordinated debt securities, which in each case will be fully and unconditionally guaranteed by us, and

  •
  warrants to purchase K. Hovnanian debt securities, which will be fully and unconditionally guaranteed by us,

or any combination of these securities.

        Our debt securities or warrants or the debt securities or warrants issued by K. Hovnanian Enterprises may be guaranteed by substantially all of our wholly-owned subsidiaries.

        Certain of our shareholders may offer and sell from time to time an aggregate of 7,643,312 shares of Class A Common Stock.

        The Preferred Stock, Class A Common Stock, other than any sold by any selling shareholders, and debt securities and warrants of Hovnanian or K. Hovnanian may be offered at an aggregate initial offering price not to exceed $377,000,000 at prices and on terms to be determined at or prior to the time of sale.

        We will provide more specific information about the terms of an offering of any of these securities in supplements to this prospectus. The securities may be sold directly by us, K. Hovnanian or selling shareholders to investors, through agents designated from time to time or to or through underwriters or dealers. If any agents of Hovnanian, K. Hovnanian or selling shareholders or any underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable commissions or discounts will be described in a supplement to this prospectus.

        This investment involves risk. See "Risk Factors" beginning on page 5.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have those organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is               , 2003

TABLE OF CONTENTS

Forward-Looking Statements	3
Available Information	3
Incorporation of Certain Documents By Reference	4
The Company	5
Risk Factors	5
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends	11
Use of Proceeds	11
Selling Shareholders	11
Description of Debt Securities	13
Description of Capital Stock	27
Description of Stock Purchase Contracts and Stock Purchase Units	29
Description of Warrants	29
Plan of Distribution	30
Legal Matters	31
Experts	31

2

        In this document, "we", "us" or "our" refers to both Hovnanian and K. Hovnanian.

FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) weather conditions, (3) changes in market conditions, (4) changes in home prices and sales activities in the California, New Jersey, Texas, North Carolina, Virginia and Maryland markets, (5) government regulation, including regulations concerning development of land, the homebuilding process and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in and price fluctuations of raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in Hovnanian's Form 10-K for the year ended October 31, 2002. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

AVAILABLE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Commission. We have also filed a registration statement on Form S-3 with the Commission. This prospectus, which forms part of the registration statement, does not have all the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information, including the registration statement, at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website that contains reports, proxy statements and other information, including the registration statement. The website address is: http://www.sec.gov. Hovnanian's Class A Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus is part of a registration statement filed with the SEC. The Securities and Exchange Commission allows us to "incorporate by reference" selected documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

        Hovnanian has filed the following documents with the Securities and Exchange Commission and these documents are incorporated herein by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended October 31, 2002, Registration File No. 001-08551;

  •
  Quarterly Reports on Form 10-Q for the quarters ended January 31, 2003 and April 30, 2003, Registration File Nos. 001-08551; and

  •
  The description of the Company's Class A Common Stock, which is contained in the Proxy Statement filed on August 21, 1992.

        All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offerings made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Paul W. Buchanan, Senior Vice rPesident--Corporate Controller, Hovnanian Enterprises, Inc., 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701 (telephone: (732) 747-7800).

4

THE COMPANY

        We design, construct and market high quality single-family detached homes and attached condominium apartments and townhouses in planned residential developments in the Northeast (New Jersey, southern New York state, and eastern Pennsylvania), North Carolina, South Carolina, Metro D.C. (northern Maryland and Virginia), California, Arizona, Texas, Ohio, Michigan and West Virginia. We also sell homes for construction on lots owned by the purchasers in Ohio and western Pennsylvania. During the year ended October 31, 2002, we liquidated substantially all of our operations in the Mid-South. We market our homes to first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters. We offer a variety of homestyles in the United States at base prices ranging from $42,000 to $933,000 with an average sales price in fiscal 2002 of $279,000. As of April 30, 2003, we are offering homes for sale in 244 communities. Since the incorporation of our predecessor company in 1959, we have delivered in excess of 134,000 homes, including 9,514 homes in fiscal 2002. In addition, we provide financial services (mortgage loans and title insurance) to our homebuilding customers.

        Over the past few years, our strategies have included several initiatives to fundamentally transform our traditional practices used to design, build and sell homes and focus on "building better." We believe that the adoption and implementation of processes and systems successfully used in other manufacturing industries, such as rapid cycle times, vendor consolidation, vendor partnering and just-in-time material procurement, will dramatically improve our business and give us a clear advantage over our competitors. Our concentration in selected markets is a key factor that enables us to achieve powers and economies of scale and differentiate ourselves from most of our competitors. These performance enhancing strategies are designed to achieve operational excellence through the implementation of standardized and streamlined "best practice processes."

        Hovnanian was originally incorporated in New Jersey in 1967 as successor to a business founded in 1959 by Kevork S. Hovnanian and became a Delaware corporation in August, 1983. K. Hovnanian was incorporated under the laws of the State of New Jersey on November 1, 1982, as an indirect wholly-owned consolidated subsidiary of Hovnanian and reincorporated in California in October, 2002. K. Hovnanian functions as a financing company for the operating subsidiaries of Hovnanian and borrows funds which it lends to such subsidiaries. K. Hovnanian has essentially no independent operations and generates no operating revenues. Both Hovnanian's executive offices and K. Hovnanian's principal executive offices are located at 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, and their telephone number is (732) 747-7800.

RISK FACTORS

        In addition to the other matters described in this prospectus, you should carefully consider the following risk factors.

Leverage places burdens on our ability to comply with the terms of our indebtedness, may restrict our ability to operate, may prevent us from fulfilling our obligations and may adversely affect our financial condition.

        We have a significant amount of debt. As of July 31, 2003, our debt, including the debt of the guarantors, was $834.4 million. In addition, as of July 31, 2003, we had $457.1 million of borrowings available under our $590 million revolving credit facility (net of $132.9 million letters of credit outstanding under the facility), subject to borrowing conditions. For the 12-month period ended April 30, 2003, our debt service payments, which includes interest incurred and mandatory principal payments on our corporate debt under the terms of our indentures (but does not include principal and interest on non-recourse secured debt and debt of our financial subsidiaries), was $61,211,000. An increase of 1.0% in short-term interest rates (one-month LIBOR) would have increased our annual debt service at April 30, 2003 by approximately $1,187,000.

5

        Our amount of debt could have important consequences to you. For example, it could:

  •
  limit our ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements;

  •
  require us to dedicate a substantial portion of our cash flow from operations to the payment on our debt and reduce our ability to use our cash flow for other purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business;

  •
  place us at a competitive disadvantage because we have more debt than some of our competitors; and

  •
  make us more vulnerable in the event of a downturn in our business or in general economic conditions.

        Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in businesses that are substantially affected by changes in economic cycles. Our revenues and earnings vary with the level of general economic activity in the markets we serve. Our businesses are also affected by financial, political, business and other factors, many of which are beyond our control. The factors that affect our ability to generate cash can also affect our ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt, or the sale of assets. Changes in prevailing interest rates may affect our ability to meet our debt service obligations, because borrowings under our revolving credit facilities bear interest at floating rates. A higher interest rate on our debt service obligations could result in lower earnings.

        Our business may not generate sufficient cash flow from operations and borrowings may not be available to us under our revolving credit facilities in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity, which we may not be able to do on favorable terms or at all.

        The indentures governing the debt securities offered hereby and our other outstanding debt, our Term Loan and our revolving credit facilities impose restrictions on our operations and activities. The most significant restrictions relate to debt incurrence, sales of assets and cash distributions by us and require us to comply with certain financial covenants listed in those debt, Term Loan and revolving credit facilities. If we fail to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause our debt to become due and payable prior to maturity.

The terms of our indentures allow us to incur additional indebtedness.

        Under the terms of our indebtedness under our existing indentures, we have the ability, subject to our debt covenants, to incur additional amounts of debt. Additional indebtedness issued under the indentures governing the securities offered hereby can be issued in more than one series, and some series may have characteristics that provide that series with rights that are superior to those of our outstanding debt securities or to those that may be issued under the indentures governing the securities offered hereby. Additionally, the incurrence of additional indebtedness could magnify the risks described above.

The homebuilding industry is significantly affected by changes in general and local economic conditions, real estate markets and weather conditions, which could affect our ability to build homes at prices our customers are willing or able to pay, could reduce profits that may not be recaptured and could result in cancellation of sales contracts.

        The homebuilding industry is cyclical, has from time to time experienced significant difficulties and is significantly affected by changes in general and local economic conditions, such as:

  •
  employment levels and job growth;

6

  •
  availability of financing for home buyers;

  •
  interest rates;

  •
  consumer confidence; and

  •
  housing demand.

        An oversupply of alternatives to new homes, such as rental properties and used homes, could depress prices and reduce margins for the sale of new homes.

        Weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires, can harm the local homebuilding business.

        The difficulties described above could cause us to take longer and incur more costs to build our homes. We may not be able to recapture increased costs by raising prices in many cases because we fix our prices up to twelve months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices.

        Our success in developing land and in building and selling homes depends in part upon the continued availability of suitable undeveloped land and improved lots at acceptable prices. The availability of undeveloped land and improved lots for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land on lots and restrictive governmental regulation. Should suitable land opportunities become less available, the number of homes we may be able to build and sell would be reduced, which would reduce revenue and profits.

Raw material and labor shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

        The homebuilding industry has from time to time experienced raw material and labor shortages. In particular, shortages and fluctuations in the price of lumber or in other important raw materials could result in delays in the start or completion of, or increase the cost of, developing one or more of our residential communities. In addition, we contract with subcontractors to construct our homes. Therefore, the timing and quality of our construction depends on the availability, skill and cost of our subcontractors. Delays or cost increases caused by shortages and price fluctuations could harm our operating results, the impact of which may be further affected by our ability to raise sales prices.

Changes in economic and market conditions could result in the sale of homes at a loss or holding land in inventory longer than planned, the cost of which can be significant.

        Land inventory risk can be substantial for homebuilders. We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The market value of undeveloped land, buildable lots and housing inventories can fluctuate significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss or hold land in inventory longer than planned. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market.

7

Home prices and sales activities in the California, New Jersey, Texas, North Carolina, Virginia and Maryland markets have a large impact on our profitability because we conduct a significant portion of our business in these markets.

        We presently conduct a significant portion of our business in the California, New Jersey, Texas, North Carolina, Virginia and Maryland markets. Home prices and sales activities in these markets, including in some of the markets in which we operate, have declined from time to time, particularly as a result of slow economic growth. Furthermore, precarious economic and budget situations at the state government level, such as that presently existing in California, may adversely affect the market for our homes in those affected areas. If home prices and sales activity decline in one or more of the markets in which we operate, our costs may not decline at all or at the same rate and profits may be reduced.

Because almost all of our customers require mortgage financing, increases in interest rates or the availability of mortgage financing could impair the affordability of our homes, lower demand for our products, limit our marketing effectiveness, and limit our ability to fully realize our backlog.

        Virtually all our customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could lower demand for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their existing homes to potential buyers who need financing. This could prevent or limit our ability to attract new customers as well as our ability to fully realize our backlog because our sales contracts generally include a financing contingency. Financing contingencies permit the customer to cancel his obligation in the event mortgage financing at prevailing interest rates, including financing arranged or provided by us, is unobtainable within the period specified in the contract. This contingency period is typically four to eight weeks following the date of execution.

        In addition, we believe that the availability of FNMA, FHLMC, FHA and VA mortgage financing is an important factor in marketing many of our homes. Any limitations or restrictions on the availability of those types of financing could reduce our sales.

Homebuilders are subject to a number of federal, local, state and foreign laws and regulations concerning the development of land, the homebuilding process and protection of the environment, which can cause us to incur delays, costs associated with compliance and prohibit or restrict activity in some regions or areas.

        We are subject to extensive and complex regulations that affect the development and homebuilding process, including zoning, density and building standards. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or homebuilding.

        We also are subject to a variety of local, state, federal and foreign laws and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site's environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause us to incur substantial compliance, remediation, and/or other costs, and can prohibit or severely restrict development and homebuilding activity in certain environmentally sensitive regions or areas.

        It can be anticipated that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although we cannot predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could cause delays and increase our cost of operations. In addition, the continued effectiveness of permits already granted or approvals already obtained is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules and regulations and their interpretation and application.

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We compete on several levels with homebuilders that may have greater sales and financial resources, which could hurt future earnings.

        We compete not only for home buyers, but also for desirable properties, financing, raw materials and skilled labor often within larger subdivisions designed, planned and developed by other homebuilders. Our competitors include other local regional and national homebuilders, some of which have greater sales and financial resources.

        The competitive conditions in the homebuilding industry could result in:

  •
  difficulty in acquiring suitable land at acceptable prices;

  •
  increased selling incentives;

  •
  lower sales; or

  •
  delays in construction.

        Any of these problems could increase costs and/or lower profit margins.

We may have difficulty in obtaining the additional financing required to operate and develop our business.

        Our operations require significant amounts of cash, and we will be required to seek additional capital, whether from sales of equity or borrowing more money, for the future growth and development of our business. The terms or availability of additional capital is uncertain. Moreover, the indentures for our outstanding debt contain provisions that may restrict the debt we may incur in the future. If we are not successful in obtaining sufficient capital, it could reduce our sales and may hinder our future growth and results of operations.

Our future growth may include additional acquisitions that may not be successfully integrated and may not achieve expected benefits.

        Acquisitions have contributed to our growth. We have recently announced several acquisitions or mergers, including the Parkside Homes and Brighton Homes acquisitions in Houston, Texas, which closed in late 2002, the Summit Homes acquisition in Ohio, which closed in April, 2003 and the Great Western Homes acquisition in Phoenix, Arizona, which closed in August 2003. In the future, we may acquire other businesses. As a result of these acquisitions, we may need to integrate product lines, dispersed operations and distinct corporate cultures. These integration efforts may not succeed or may distract our management from operating our existing business. Additionally, we may not be able to enhance our earnings as a result of acquisitions. Our failure to successfully manage future acquisitions could harm our operating results.

Utility shortages and outages or rate fluctuations could have an adverse impact on our operations.

        In prior years, the areas in which we operate in California have experienced power shortages, including periods without electrical power, as well as significant fluctuations in utility costs. We may incur additional costs and may not be able to complete construction on a timely basis if such power shortages/outages and utility rate fluctuations continue. Furthermore, power shortages and outages, such as the blackout which recently occurred in the northeast, and rate fluctuations may adversely affect the regional economies in which we operate, which may reduce demand for our homes. Our operations may be adversely impacted if further rate fluctuations and/or power shortages and outages occur in California, the northeast or in our other markets.

9

Geopolitical risks and market disruption could adversely affect our operating results and financial condition.

        Geopolitical events, such as the aftermath of the war with Iraq and the continuing occupation of Iraq, may have a substantial impact on the economy and the housing market. Terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 had an impact on our business and the occurrence of similar events in the future cannot be ruled out. The war and occupation, terrorism and related geopolitical risks have created many economic and political uncertainties, some of which may have additional material adverse effects on the U.S. economy, our customers and, in turn, our results of operations and financial condition.

An active trading market may not develop for the securities offered hereby.

        The securities offered hereby, other than the Class A Common Stock, will be a new issue of securities and when offered, there may not be an active public trading market for them. We do not intend to apply for listing of the securities offered hereby on a security exchange, however, the Class A Common Stock is already traded on the New York Stock Exchange. The liquidity of the trading market in the securities offered hereby, and the market prices quoted for these securities, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, when issued, an active trading market may not develop for the securities offered hereby, other than the Class A Common Stock, you might not be able to sell your securities, other than the Class A Common Stock, or, even if you can sell your securities, you might not be able to sell them at an acceptable price.

Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

        The debt securities of Hovnainan offered hereby may be guaranteed by, and the debt securities of K. Hovnanian offered hereby may be further guaranteed by, the subsidiaries of Hovnanian. Although you may be direct creditors of any guarantors by virtue of any guarantee, existing or future creditors of any guarantor could avoid or subordinate that guarantor's guarantee under the fraudulent conveyance laws if they were successful in establishing that:

  •
  the guarantee was incurred with fraudulent intent; or

  •
  the guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and

  •
  was insolvent at the time of the guarantee;

  •
  was rendered insolvent by reason of the guarantee;

  •
  was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

        The measurers of insolvency for purposes of determining whether a fraudulent conveyance occurred vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the above if:

  •
  the sum of the company's debts, including contingent, unliquidated and unmatured liabilities, is greater than all of that company's property at a fair valuation, or

  •
  if the present fair saleable value of the company's asssets is less than the amount that will be required to pay the probablye liability on its existing debts as they become absolute and matured.

10

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before income taxes, minority interest, extraordinary items and cumulative effect of accounting changes, plus fixed charges less interest capitalized. Fixed charges consist of all interest incurred plus the amortization of debt issuance costs and bond discount. Combined fixed charges and preferred stock dividends consist of fixed charges and preferred stock dividends.

        The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for Hovnanian for each of the periods indicated.

		Year Ended October 31,
	Six Months Ended April 30, 2003
		2002	2001	2000	1999	1998
Ratio of earnings to fixed charges	5.7	4.7	3.1	2.1	2.9	2.5
Ratio of earnings to combined fixed charges and preferred stock dividends	5.7	4.7	3.1	2.1	2.9	2.5

USE OF PROCEEDS

        Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the "offered securities", will be used for general corporate purposes, which may include working capital needs, the refinancing of existing indebtedness, expansion of the business and acquisitions. If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement. Hovnanian will not receive any net proceeds from the sale of any shares of Class A Common Stock offered by the Selling Shareholders.

SELLING SHAREHOLDERS

        Some or all of the shares of Class A Common Stock of Hovnanian being offered pursuant to this prospectus may be offered by selling shareholders. Identification of any selling shareholders will be made in the applicable prospectus supplement. The potential selling shareholders include Kevork S. Hovnanian, Chairman of the Board and Director of Hovnanian and, until July 1997, Chief Executive Officer of Hovnanian, Ara K. Hovnanian, President and Director of Hovnanian and, since July 1997, Chief Executive Officer of Hovnanian, Geaton A. DeCesaris, Jr., until January 2001, Chairman of the Board of Directors, President and Chief Executive Officer of Washington Homes, Inc., a corporation that merged with and into a wholly owned subsidiary of Hovnanian in January 2001, and, since January 2001, Director of Hovnanian and Chief Operating Officer and President of Homebuilding Operations of K. Hovnanian, Geaton A. DeCesaris, Sr., until January 2001, Director and Chairman Emeritus of the Board of Directors of Washington Homes, and Anthony Hugo DeCesaris, until January 2001, Vice President and Maryland Division President for Washington Homes and, since January 2001, Vice President and Maryland Division President of Hovnanian.

        The following table sets forth (1) as of August 22, 2003, the Class A Common Stock and Class B Common Stock of Hovnanian beneficially owned by each potential selling shareholder and (2) the number of shares of Class A Common Stock to be offered and the amount and percentage to be owned after the offering assuming that each potential shareholder offers and sells the lesser of the total number of shares of Class A Common Stock owned by such potential selling shareholder or 7,643,312 shares of Class A Common Stock, which is the maximum number of shares of Class A Common Stock that may be offered and sold by the selling shareholders pursuant to this prospectus. The amount, if

11

any, of Class A Common Stock to be offered by the selling shareholders and the amount and percentage of Class A Common Stock and Class B Common Stock to be owned by the selling shareholders following such offering will be disclosed in the applicable prospectus supplement.

	Class A Common Stock		Class B Common Stock		Class A Common Stock				Class B Common Stock
	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)	Number of Shares to be Offered(11)		Number of Shares Owned After Offering	Percent of Class After Offering	Number of Shares Owned After Offering of Class A Common Stock	Percent of Class After Offering of Class A Common Stock
Kevork S. Hovnanian(4)(6)	5,016,325	22.2%	5,843,837	78.7%	7,643,312	(12)	0	0%	3,216,850	74.1%
Ara K. Hovnanian(5)	1,402,530	6.2%	1,121,596	15.1%	2,524,126	(13)	0	0%	0	0%
Geaton A. DeCesaris, Jr.(7)(8)(9)	729,711	3.2%	—	—	729,711		0	0%	—	—
Geaton A. DeCesaris, Sr.(10)	30,000	0.1%	—	—	30,000		0	0%	—	—
A. Hugo DeCesaris(7)	84,867	0.4%	—	—	84,867		0	0%	—	—
Total	7,263,433	32.2%	6,965,433	93.8%
(1)
Beneficial ownership is determined in accordance with the rules of the Commission and generally attributes ownership to persons who have voting or investment power with respect to the relevant securities. Shares of Common Stock subject to options either currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all Class A Common Stock shown as beneficially owned by them.

(2)
The figures in the table in respect of Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons, which shares of Class B Common Stock are convertible at any time on a share for a share basis to Class A Common Stock. The figures in the table represent beneficial ownership (including ownership of options, currently exercisable or exercisable within 60 days) and sole voting power and sole investment power except as noted in notes (4) through (10) below.

(3)
Based upon the number of shares outstanding plus options for such shareholder.

(4)
Includes 167,812 shares of Class A Common Stock and 320,012 shares of Class B Common Stock as to which Kevork S. Hovnanian has shared voting power and shared investment power.

(5)
Includes 35,217 shares of Class A Common Stock and 89,667 shares of Class B Common Stock as to which Ara K. Hovnanian has shared voting power and shared investment power.

(6)
Includes 2,829,413 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the "Limited Partnership"), beneficial ownership of which is disclaimed by Kevork S. Hovnanian. Kevork S. Hovnanian's wife, Sirwart Hovnanian, as trustee of the Sirwart Hovnanian 1994 Marital Trust, is the Managing General Partner of the Limited Partnership and as such has the sole power to vote and dispose of the Shares of Class B Common Stock held by the Limited Partnership. Also includes 129,562 shares of Class A Common Stock and 264,562 shares of Class B Common Stock held in trust for Mr. Hovnanian's daughter over which Sirwart Hovnanian, as trustee, shares with her daughter the power to dispose of and vote. In addition, includes 18,250 shares of Class A Common Stock and 55,450 shares of Class B Common Stock held in trust for Mr. Hovnanian's grandchildren, over which Sirwart Hovnanian, as trustee, has sole power to dispose of and vote and includes 20,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian over which she has sole power to dispose of and vote. Mr. Hovnanian disclaims beneficial ownership of the shares described in the preceding three sentences.

(7)
Includes shares held jointly with their respective spouses, in part as follows: Geaton A. DeCesaris, Jr. and Josephine A. DeCesaris 719,641; A. Hugo DeCesaris and Julie P. DeCesaris 84,867.

(8)
Includes 51,435 shares of Class A Common Stock held by The DeCesaris Foundation Inc. (the "Foundation"), beneficial ownership of which is disclaimed by Geaton A. DeCesaris, Jr. Geaton A. DeCesaris, Jr.'s wife, Josephine A. DeCesaris, is President of the Foundation and his children make up the board of directors.

(9)
Includes 12,870 shares held by The Geaton and Josephine DeCesaris Family Trust, 10,729 shares held by Five Queens, Inc., a subchapter S corporation owned by Geaton A. DeCesaris, Jr.'s children and of which he is the President and 7,081 shares held as custodian for Geaton A. DeCesaris, Jr.'s minor children.

(10)
Includes 30,000 shares held by The DeCesaris Family GRAT trust.

(11)
Assumes that each potential selling shareholder offers and sells the lesser of the total number of shares of Class A Common Stock owned by such potential selling shareholder or 7,643,312 shares of Class A Common Stock, which is the maximum number of shares of Class A Common Stock that may be offered and sold by the selling shareholders pursuant to this prospectus.

(12)
Assumes conversion of 2,626,987 shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock.

(13)
Assumes conversion of 1,121,596 shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock.

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DESCRIPTION OF DEBT SECURITIES

        The K. Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated debt of K. Hovnanian, will be guaranteed by Hovnanian, may be guaranteed by other subsidiaries of Hovnanian and will be issued:

  •
  in the case of K. Hovnanian Senior Debt Securities, under a Senior Indenture, the "K. Hovnanian Senior Debt Indenture", among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable prospectus supplement;

  •
  in the case of K. Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture, the "K. Hovnanian Senior Subordinated Debt Indenture", among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable prospectus supplement; and

  •
  in the case of K. Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the "K. Hovnanian Subordinated Debt Indenture", among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable prospectus supplement.

The K. Hovnanian Senior Debt Indenture, the K. Hovnanian Senior Subordinated Debt Indenture and the K. Hovnanian Subordinated Debt Indenture are sometimes referred to in this description individually as a "K. Hovnanian Indenture" and collectively as the "K. Hovnanian Indentures".

        The Hovnanian debt securities may be issued either separately, or together with, upon conversion of or in exchange for other securities. The Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated debt of Hovnanian, may be guaranteed by subsidiaries of Hovnanian and will be issued:

  •
  in the case of Hovnanian Senior Debt Securities, under a Senior Indenture, the "Hovnanian Senior Debt Indenture", between Hovnanian and the trustee specified in the applicable prospectus supplement;

  •
  in the case of Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture, the "Hovnanian Senior Subordinated Debt Indenture", between Hovnanian and the trustee specified in the applicable prospectus supplement; and

  •
  in the case of Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the "Hovnanian Subordinated Debt Indenture", between Hovnanian and the trustee specified in the applicable prospectus supplement.

        The Hovnanian Senior Debt Indenture, The Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to in this document individually as a "Hovnanian Indenture" and collectively as the "Hovnanian Indentures". The K. Hovnanian Senior Indenture and the Hovnanian Senior Indenture are sometimes collectively referred to individually as a "Senior Debt Indenture" and collectively as the "Senior Debt Indentures". The K. Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Senior Subordinated Debt Indenture are sometimes referred to individually as a "Senior Subordinated Debt Indenture" and collectively as the "Senior Subordinated Debt Indentures". The K. Hovnanian Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to individually as a "Subordinated Debt Indenture" and collectively as the "Subordinated Debt Indentures". The K. Hovnanian Indentures and the Hovnanian Indentures are sometimes referred to individually as an "Indenture" and collectively as the "Indentures".

        None of the Indentures limits the amount of debt securities that may be issued thereunder, and the Indentures provide that the debt securities may be issued from time to time in one or more series. The Indentures permit the appointment of a different trustee for each series of debt securities. The Indentures are filed as exhibits to the registration statement, of which this prospectus is a part. The

13

following summaries of selected provisions of the Indentures and the debt securities do not purport to be complete, and, while Hovnanian and K. Hovnanian believe the descriptions of the material provisions of the Indentures and debt securities contained in this prospectus are accurate summaries of those material provisions, these summaries are subject to the detailed provisions of the applicable Indenture to which we refer for a full description of those provisions, including the definition of some terms. Section references in parentheses below are to sections in each Indenture unless otherwise indicated. Wherever particular sections or defined terms of the applicable Indenture are referred to, those sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by the reference. The Indentures are substantially identical, except for provisions relating to Hovnanian's guarantee and to subordination. For purposes of the summaries set forth below, "issuer" shall refer to K. Hovnanian in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures and to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures. Obligors refers to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures, and K. Hovnanian and Hovnanian, as guarantor, the "guarantor", in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures.

Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities

        General.    Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated obligations of Hovnanian and K. Hovnanian debt securities will be unsecured senior, senior subordinated or subordinated obligations of K. Hovnanian, except that, under specified circumstances, K. Hovnanian may be released from these obligations. See "Condition for Release of K. Hovnanian." Except as described in the applicable prospectus supplement, none of the Indentures limits the payment of dividends by or the acquisition of stock of Hovnanian or K. Hovnanian. Except to the extent described in any prospectus supplement, the Indentures do not, and the debt securities will not, contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control of Hovnanian or a highly leveraged transaction by Hovnanian.

        We refer to the prospectus supplement for the following terms of and information relating to the debt securities being offered, the "Offered Debt Securities", to the extent these terms are applicable to Offered Debt Securities:

  •
  the title of the Offered Debt Securities;

  •
  classification as K. Hovnanian Senior Debt Securities, K. Hovnanian Senior Subordinated Debt Securities, K. Hovnanian Subordinated Debt Securities, Hovnanian Senior Debt Securities, Hovnanian Senior Subordinated Debt Securities or Hovnanian Subordinated Debt Securities, aggregate principal amount, purchase price and denomination, and whether the Offered Debt Securities will be guaranteed by the Subsidiary Guarantors of Hovnanian as described under "Description of Guarantees" below;

  •
  the date or dates on which the Offered Debt Securities will mature;

  •
  the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on or upon the redemption of the Offered Debt Securities may be calculated;

  •
  the interest rate or rates, or the method by which it will be determined, and the date or dates from which the interest, if any, will accrue;

  •
  the date or dates on which the interest, if any, will be payable;

  •
  the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable and the place or places where the Offered Debt Securities may be presented for transfer;

14

  •
  the right, if any, or obligation, if any, of Hovnanian or K. Hovnanian to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices or the method by which such price or prices will be determined, or both at which, the form or method of payment therefor if other than in cash and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased pursuant to the obligation;

  •
  the terms for conversion or exchange, if any, of the Offered Debt Securities;

  •
  any provision relating to the issuance of the Offered Debt Securities at an original issue discount;

  •
  if the amounts of payments of principal of, premium, if any, and interest, if any, on the Offered Debt Securities are to be determined with reference to an index, the manner in which those amounts will be determined;

  •
  any applicable United States federal income tax consequences;

  •
  the currency or currencies for which the Offered Debt Securities may be purchased and the currency or currencies in which principal, premium, if any, and interest, if any, may be payable;

  •
  the trustee with respect to the series of Offered Debt Securities; and

  •
  any other specific terms of the Offered Debt Securities, including any deleted, modified or additional Events of Default or remedies or additional covenants provided with respect to the Offered Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

        Unless otherwise specified in any prospectus supplement, the debt securities will be issuable in registered form and in denominations of $1,000 and any integral multiple thereof, see Section 2.7. No service charge will be made for any transfer or exchange of any debt securities but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge, payable in connection therewith, see Section 2.8.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to discounted debt securities or to some debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable prospectus supplement.

        In determining whether the holders of the requisite aggregate principal amount of outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, the principal amount of any series of debt securities originally issued at a discount from their stated principal amount that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity thereof.

        Description of Guarantees.    Hovnanian will fully and unconditionally guarantee, pursuant to the K. Hovnanian Indentures, the due and prompt payment of the principal of and premium, if any, and interest on the K. Hovnanian Debt Securities when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise. Debt securities of Hovnanian may be guaranteed by, and debt securities of K. Hovnanian may be further guaranteed by, the subsidiaries of Hovnanian, the "subsidiary guarantees", that also guaranty Hovnanian's revolving credit agreement at the time of issuance of the debt securities, the "subsidiary guarantors". Under the terms of Hovnanian's revised revolving credit agreement, dated June 19, 2003,

15

the subsidiary guarantors consist of all of Hovnanian's subsidiaries other than certain subsidiaries formerly engaged in the issuance of collateralized mortgage obligations, Hovnanian's mortgage lending and title subsidiaries and certain joint ventures with third-party partners in which Hovnanian's aggregate consolidated investment as of July 31, 2003 was less than $30,000,000. If debt securities are guaranteed by subsidiary guarantors, that guarantee will be set forth in a supplemental indenture.

        Payments with respect to the guarantee of the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the guarantor to the same extent and manner that payments with respect to the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the issuer as described under "Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities" below. Likewise, payments with respect to subsidiary guarantees of Senior Subordinated Debt Securities and Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of each such subsidiary guarantor to the same extent and manner that payments with respect to the Senior Subordinated Debt Securities and Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the issuer of such debt securities.

        Global Securities.    The debt securities of a series may be issued in whole or in part in the form of one or more global securities, the "global securities", that will be deposited with or on behalf of a depositary, "the depositary", identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security:

  •
  may not be transferred except as a whole; and

  •
  may only be transferred

  •
  by the depositary for the global security to its nominee,

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or any nominee to a successor depositary or nominee of the successor depositary, see Section 2.8.

        The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. Hovnanian and K. Hovnanian anticipate that the following provisions generally will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary for that global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with such depositary. Those accounts will be designated by the dealers, underwriters or agents with respect to those debt securities or by the issuer if the debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

16

        As long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by that global security for all purposes under the Indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any of those debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture governing those debt securities.

        Payment of principal of, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Hovnanian and K. Hovnanian expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium, if any, and interest, if any, in respect of a global security representing any of those debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for those securities as shown on the records of such depositary or its nominee. Hovnanian and K. Hovnanian also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participants. Neither Hovnanian, K. Hovnanian, the trustee for such debt securities, any paying agent nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the issuer within 90 days, the issuer will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. In addition, an issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by a global security and, in such event, will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. Further, if an issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may, on terms acceptable to the issuer, the trustee and the depositary for the global security, receive individual debt securities of the applicable series in exchange for beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In this instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by the applicable global security equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in registered form and in denominations, unless otherwise specified in the applicable prospectus supplement relating to that series of debt securities, of $1,000 and integral multiples thereof.

        Events of Default.    Unless otherwise specified in the applicable prospectus supplement, an Event of Default is defined under each Indenture with respect to the debt securities of any series issued under the applicable Indenture as being:

  •
  default in the payment of principal of or premium, if any, with respect to debt securities of the applicable series when due;

17

  •
  default in the payment of any installment of interest on any of the debt securities of that series when due, continued for 30 days;

  •
  default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to debt securities of that series when due;

  •
  default in the performance of any other covenant of any of the Obligors' applicable to debt securities of that series, continued for 90 days after written notice to the Obligors by the trustee or to the Obligors and the trustee, by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding requiring the same to be remedied; and

  •
  specified events of bankruptcy, insolvency or reorganization of the issuer, see Section 5.1.

        If any Event of Default shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding, by notice in writing to the Obligors, and to the trustee, if given by the holders, may declare the principal, or, in the case of any series of debt securities originally issued at a discount from their stated principal amount, the portion of the principal amount as may be specified in the terms of that series, of all of the debt securities of that series and the interest, if any, accrued thereon to be due and payable immediately. The declaration described in the preceding sentence may be rescinded by notice in writing to the Obligors and the trustee by holders of a majority in aggregate principal amount of the debt securities of the series then outstanding. This rescission will rescind and annul any declaration made pursuant to the first sentence of this paragraph and its consequences if all defaults under such Indenture are cured or waived, see Section 5.1.

        Each Indenture provides that no holder of any series of debt securities then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, that Indenture, unless

  •
  the holder previously gave the trustee written notice of default and of the continuance thereof;

  •
  the holders of not less than 25% in aggregate principal amount of the applicable series of debt securities then outstanding made written request to the trustee to institute the suit, action or proceeding and offered to the trustee reasonable indemnity as it may require with respect thereto; and

  •
  the trustee, for 60 days after its receipt of the notice, request and offer of indemnity, neglected or refused to institute any action, suit or proceeding;

Subject to the subordination provisions applicable to the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the right, described in the above bullet points, of any holder of any debt security to receive payment of the principal of, premium, if any, or interest, if any, on that debt security, on or after the respective due dates, or to institute suit for the enforcement of any payment shall not be impaired or affected without the consent of the holder, see Section 5.4.

        The holders of a majority in aggregate principal amount of the debt securities of the series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that the trustee may decline to follow that direction if the trustee determines that the action or proceeding is unlawful or would involve the trustee in personal liability, see Section 5.7.

        The Obligors are required to furnish annually to the trustee a certificate as to compliance by the Obligors with all conditions and covenants under each Indenture, see Section 4.3.

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        Discharge and Defeasance. Unless otherwise specified in the applicable prospectus supplement, the Obligors can discharge or defease their respective obligations with respect to any series of debt securities as described below, see Article Ten.

        The Obligors may discharge all of their obligations, except those described below, to holders of any series of debt securities issued under any Indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable, or are by their terms due and payable within one year or scheduled for redemption within one year, by irrevocably depositing with the trustee cash or U.S. Government Obligations, as defined in the Indenture, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of that series and to make any mandatory sinking fund payments, if any, thereon when due.

        Unless otherwise provided in the applicable prospectus supplement, the Obligors may also elect at any time to defease and be discharged from all of their obligations, except those described below, to holders of any series of debt securities issued under each Indenture, "defeasance", or be released from all of their obligations with respect to specified covenants applicable to any series of debt securities issued under each Indenture, "covenant defeasance", if, among other things:

  •
  the Obligors irrevocably deposit with the trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of the applicable series and to make any mandatory sinking fund payments, if any, thereon when due and those funds have been so deposited for 91 days;

  •
  the deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which any of the Obligors is a party or by which it is bound; and

  •
  the Obligors deliver to the trustee an opinion of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the United States federal income tax treatment of the holders' principal of and interest payments, if any, on that series of debt securities.

In the case of defeasance, the opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture relating to the debt securities of such series, because this result would not occur under current tax law, see Section 10.1.

        Notwithstanding the foregoing, no discharge, defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the holders of any series of debt securities:

  •
  rights of registration of transfer and exchange of debt securities of the applicable series;

  •
  rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the applicable series;

  •
  rights of holders of debt securities of the applicable series to receive payments of principal thereof, premium, if any; and interest, if any, thereon, upon the original due dates therefore, but not upon acceleration, and to receive mandatory sinking fund payments thereon when due, if any;

  •
  rights, obligations, duties and immunities of the trustee;

  •
  rights of holders of debt securities of a series as beneficiaries with respect to property so deposited with the trustee payable to all or any of them; and

19

  •
  obligations of the Obligors to maintain an office or agency in respect of debt securities of the series, see Section 10.1.

        The Obligors may exercise the defeasance option with respect to any series of debt securities notwithstanding the prior exercise of the covenant defeasance option with respect to any series of debt securities. If the Obligors exercise the defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated because of an Event of Default with respect to that series of debt securities. If the Obligors exercise the covenant defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest, if any, and any mandatory sinking fund payments, if any, then due on the series of debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

        Modification of the Indenture.    Each Indenture provides that the Obligors and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities to:

  •
  evidence the assumption by a successor entity of the obligations of any of the Obligors under that Indenture,

  •
  add covenants or new events of default for the protection of the holders of the debt securities,

  •
  cure any ambiguity or defect or correct any inconsistency in the Indenture;

  •
  establish the form and terms of debt securities of any series;

  •
  evidence the acceptance of appointment by a successor trustee;

  •
  in the case of Senior Debt Securities, secure those debt securities;

  •
  designate a bank or trust company other than the trustee specified in the applicable prospectus supplement to act as trustee for a series of debt securities;

  •
  modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, debt securities not yet issued and outstanding on the date of the supplemental indenture;

  •
  provide for the issuance of debt securities of any series in coupon form and exchangeability of those debt securities for fully registered debt securities;

  •
  modify, eliminate or add to the provisions of the Indenture as necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939 and to add provisions expressly permitted by that Act; and

  •
  modify the provisions to provide for the denomination of debt securities in foreign currencies that will not adversely affect the interests of the holders of the debt securities in any material respect, see Section 8.1.

        Each Indenture also contains provisions permitting the Obligors and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable Indenture or any supplemental indenture or modify in any manner the

20

rights of the holders of the debt securities of that series; provided that the Obligors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the stated final maturity of any debt security, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest, if any, thereon, reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the issuer, change the coin or currency in which principal, premium, if any, and interest, if any, are payable, reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, impair or affect the right to institute suit for the enforcement of any payment or repayment thereof or, if applicable, adversely affect any right of prepayment at the option of the holder or, in the case of K. Hovnanian Indentures, make any change adverse to the interests of the holders in the terms and conditions of the guarantee; or

  •
  reduce the stated percentage in aggregate principal amount of debt securities of any series issued under the Indenture, see Section 8.2.

        Consolidation, Merger, Sale or Conveyance.    Except as otherwise provided in the applicable prospectus supplement, the K. Hovnanian Indentures provide that K. Hovnanian or the guarantor may, and the Hovnanian Indentures provide that Hovnanian may, without the consent of the holders of debt securities, consolidate with, merge into or transfer, exchange or dispose of all of its properties to, any other corporation or partnership organized under the laws of the United States, provided that:

  •
  the successor corporation assumes all obligations of K. Hovnanian or Hovnanian, as the case may be, by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to that trustee, under the Indentures and the debt securities,

  •
  immediately after giving effect to the consolidation, merger, exchange or other disposition, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

  •
  certain other conditions are met, see Section 9.1.

        Condition for Release of K. Hovnanian.    Except as otherwise provided in a prospectus supplement, each K. Hovnanian Indenture provides that K. Hovnanian may be released from its obligations under the K. Hovnanian Indenture and the K. Hovnanian debt securities, without the consent of the holders of the K. Hovnanian debt securities of any series, if Hovnanian or any successor to Hovnanian has assumed the obligations of K. Hovnanian under those K. Hovnanian Debt Securities. In the event of the release, a taxable sale or exchange of a debt security for a new debt security will be deemed to occur. As a result, a holder of a debt security may recognize gain or loss on the sale or exchange and may be required to include in income different amounts during the remaining term of the debt security than would have been included absent the release.

        Certain Definitions.    Except as otherwise provided in a prospectus supplement, the definitions listed below are applicable to the discussions of the Indentures, see Article One.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets included on the most recent consolidated balance sheet of Hovnanian and its Restricted Subsidiaries, less applicable reserves and other properly deductible items and after deducting therefrom all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

        "Indebtedness," with respect to any person, means, without duplication:

  •
  the principal of, premium, if any, and interest, if any, on indebtedness for money borrowed of that person, indebtedness of that person evidenced by bonds, notes, debentures or similar obligations, and any guaranty by that person of any indebtedness for money borrowed or

21

    indebtedness evidenced by bonds, notes, debentures or similar obligations of any other person, whether the indebtedness or guaranty is outstanding on the date of the Indenture or is thereafter created, assumed or incurred;

  •
  obligations of that person for the reimbursement of any Obligor on any letter of credit, banker's acceptance or similar credit transaction;

  •
  the principal of and premium, if any, and interest, if any, on indebtedness incurred, assumed or guaranteed by that person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets;

  •
  lease obligations of that person capitalized in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or other generally accepted accounting principles as may be from time to time in effect;

  •
  any indebtedness of that person representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any balance that constitutes an accrued expense or trade payable and any guaranty, endorsement or other contingent obligation of that person in respect of any indebtedness of another that is outstanding on the date of the Indenture or is thereafter created, assumed or incurred by, that person;

  •
  obligations of that person under interest rate, commodity or currency swaps, caps, collars, options and similar arrangements; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in the above bullet points.

        "Restricted Subsidiary" means any Subsidiary of Hovnanian other than an Unrestricted Subsidiary, and any Subsidiary of Hovnanian that was an Unrestricted Subsidiary but which, subsequent to the date of the Indentures, is designated by the board of directors of Hovnanian to be a Restricted Subsidiary; provided, however, that Hovnanian may not designate any Subsidiary to be a Restricted Subsidiary if Hovnanian would thereby breach any covenant or agreement contained in the Indentures, on the assumptions that any Outstanding Indebtedness of the Subsidiary was incurred at the time of the designation.

        "Subsidiary" of any specified Person means any corporation of which that Person, or that Person and one or more Subsidiaries of that Person, or any one or more Subsidiaries of that Person, directly or indirectly own voting securities entitling any one or more of that Person and its Subsidiaries to elect a majority of the directors, either at all times, or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

        "Unrestricted Subsidiary" means:

  •
  any Subsidiary of Hovnanian acquired or organized after the date of the Indentures, provided, however, that this Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary; and

  •
  any Subsidiary of Hovnanian substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of the character described in clause the above bullet point, unless and until that Subsidiary is designated to be a Restricted Subsidiary.

Provisions Applicable Solely to Senior Debt Securities

        General.    Senior Debt Securities will be issued under a Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the issuer of such Senior Debt Securities.

22

At July 31, 2003, Hovnanian had an aggregate of $300,000,000 of Indebtedness outstanding, which would be subordinated to Senior Debt Securities.

        Limitations on Liens.    The Senior Debt Indentures provide that, so long as any Senior Debt Securities are outstanding, Hovnanian will not, and will not permit any Restricted Subsidiary to, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any property or assets owned by Hovnanian or any Restricted Subsidiary to secure any Indebtedness, without making effective provision whereby outstanding Senior Debt Securities will be equally and ratably secured.

        Under the terms of the Senior Debt Indentures, the limitation described above does not apply to:

  •
  any mortgage, pledge, security interest, lien or encumbrance upon any property or assets created at the time of the acquisition of such property or assets by Hovnanian or any Restricted Subsidiary or within one year after that time to secure all or a portion of the purchase price for the property or assets;

  •
  any mortgage, pledge, security interest, lien or encumbrance upon any property or assets existing thereon at the time of the acquisition thereof by Hovnanian or any Restricted Subsidiary, whether or not the obligations secured thereby are assumed by Hovnanian or any Restricted Subsidiary;

  •
  any mortgage, pledge, security interest, lien or encumbrance upon any property or assets, whenever acquired, of any corporation or other entity that becomes a Restricted Subsidiary after the date of the Senior Debt Indenture, provided that

  1)
  the instrument creating the mortgage, pledge, security interest, lien or encumbrance was in effect prior to the time the corporation or other entity becomes a Restricted Subsidiary, and

  2)
  the mortgage, pledge, security interest, lien or encumbrance will only apply to properties or assets owned by the corporation or other entity at the time it becomes a Restricted Subsidiary or thereafter acquired by it from sources other than Hovnanian or another Restricted Subsidiary;

  •
  any mortgage, pledge, security interest, lien or encumbrance in favor of Hovnanian or any wholly-owned Subsidiary of Hovnanian;

  •
  any mortgage, pledge, security interest, lien or encumbrance created or assumed by Hovnanian or a Restricted Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of the security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by Hovnanian or a Subsidiary;

  •
  any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance described in the bullet points above on substantially the same property or assets theretofore subject thereto;

  •
  any mortgage, pledge, security interest, lien or encumbrance securing any Indebtedness in an amount which, together with all other Indebtedness secured by a mortgage, pledge, security interest, lien or encumbrance that is not otherwise permitted by the foregoing provisions, does not at the time of the incurrence of the Indebtedness so secured exceed 20% of Consolidated Net Tangible Assets;

  •
  deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of trade contracts,

23

    leases, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business;

  •
  mechanics', materialmen's, warehousemen's, carriers' or other like liens arising in the ordinary course of business securing obligations that are not overdue for a period longer than 30 days or that are being contested in good faith by appropriate proceedings;

  •
  liens for taxes, assessments or other governmental charges not yet payable or being contested in good faith and as to which adequate reserves will have been established in accordance with generally accepted accounting principles;

  •
  non-recourse mortgages on Income Producing Properties securing Indebtedness;

  •
  liens on assets of a Mortgage Subsidiary to secure only a Warehouse Line of Credit provided to that Subsidiary;

  •
  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business; or

  •
  liens in connection with capital leases or sale leaseback transactions not securing any other indebtedness.

For the purpose of this "Limitation on Liens" provision, "security interest" will include the interest of the lessor under a lease with a term of three years or more that should be, in accordance with generally accepted accounting principles, recorded as a capital lease and any lease of property or assets not acquired from Hovnanian or any Restricted Subsidiary in contemplation of that lease will be treated as though the lessee had purchased the property or assets from the lessor, see Section 3.6 of the Senior Debt Indentures.

Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities

        Subordination.    The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Subordinated Debt Indentures, to all Senior Indebtedness. The Senior Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Senior Subordinated Debt Indentures, to all Senior Indebtedness of the Obligor. The Senior Subordinated Debt Securities will rank senior to all existing and future Indebtedness of the Obligor that is neither Senior Indebtedness of the Obligor nor Senior Subordinated Indebtedness and only Indebtedness of the Obligor that is Senior Indebtedness of the Obligor will rank senior to the Senior Subordinated Debt Securities in accordance with the subordination provisions of the Senior Subordinated Debt Indentures.

        "Senior Indebtedness" of the Obligor is defined in the Subordinated Debt Indentures and the Senior Subordinated Debt Indentures as Indebtedness of the Obligor outstanding at any time, other than the Indebtedness evidenced by the debt securities of any series, except:

  •
  any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the Indebtedness is not senior or prior in right of payment to the debt securities or is pari passu or subordinate by its terms in right of payment to the debt securities;

  •
  renewals, extensions and modifications of any such Indebtedness;

  •
  any Indebtedness of the Obligor to a wholly-owned Subsidiary of the Obligor;

  •
  interest accruing after the filing of a petition initiating certain events of bankruptcy or insolvency unless that interest is an allowed claim enforceable against the Obligor in a proceeding under federal or state bankruptcy laws; and

  •
  trade payables.

24

        "Senior Subordinated Indebtedness" is defined in the Hovnanian Senior Subordinated Debt Indenture as the Hovnanian Senior Subordinated Debt Securities and any other Indebtedness of Hovnanian that ranks pari passu with the Hovnanian Senior Subordinated Debt Securities. Any Indebtedness of Hovnanian that is subordinate or junior by its terms in right of payment to any other Indebtedness of Hovnanian will be subordinate to Senior Subordinated Indebtedness of Hovnanian unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that this Indebtedness is to rank pari passu with other Senior Subordinated Indebtedness of Hovnanian and is not subordinated by its terms to any Indebtedness of Hovnanian that is not Senior Indebtedness of Hovnanian.

        "Senior Subordinated Indebtedness" is defined in the K. Hovnanian Senior Subordinated Debt Indenture as the K. Hovnanian Senior Subordinated Debt Securities, the guarantee and any other Indebtedness of K. Hovnanian or the guarantor that ranks pari passu with the K. Hovnanian Senior Subordinated Debt Securities. Any Indebtedness of K. Hovnanian or the guarantor that is subordinate or junior by its terms in right of payment to any other Indebtedness of K. Hovnanian or the guarantor will be subordinate to Senior Subordinated Indebtedness unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that such Indebtedness will rank pari passu with other Senior Subordinated Indebtedness and is not subordinated by its terms to any Indebtedness of K. Hovnanian or the guarantor, which is not Senior Indebtedness of K. Hovnanian or Senior Indebtedness of the gurantor.

        "Subordinated Indebtedness" of the Obligors means the Senior Subordinated Debt Securities, the guarantees, any other Senior Subordinated Indebtedness of that Obligor and any other Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness of that Obligor.

        If:

  •
  the Obligor should default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Indebtedness of the Obligor when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise or

  •
  any other default with respect to Senior Indebtedness of the Obligor occurs and the maturity of the Senior Indebtedness has been accelerated in accordance with its terms, then, upon written notice of the default to the Obligor by the holders of the Senior Indebtedness or any trustee therefor, unless and until the default is cured or waived or has ceased to exist or the acceleration has been rescinded, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made for principal of, premium, if any, or interest, if any, on any of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Senior Subordinated Debt Securities or the Subordinated Debt Securities other than those made in capital stock of Hovnanian, or cash in lieu of fractional shares thereof, see Sections 13.1 and 13.4 of the Senior Subordinated Debt Indentures and Sections 13.1 and 13.4 of the Subordinated Debt Indentures.

        If any default, other than a default described in the bullet points directly above, occurs under the Senior Indebtedness of the Obligor, pursuant to which the maturity thereof may be accelerated immediately or the expiration of any applicable grace periods occurs, a "Senior Nonmonetary Default", then, upon the receipt by the Obligor and the trustee of written notice thereof, a "payment notice", from or on behalf of holders of 25% or more of the aggregate principal amount of Senior Indebtedness specifying an election to prohibit the payment and other action by the Obligor in accordance with the following provisions of this paragraph, the Obligor may not make any payment or take any other action

25

that would be prohibited by the bullet points directly above during the period, the "payment blockage period" commencing on the date of receipt of the payment notice and ending on the earlier of

  •
  the date, if any, on which the holders of such Senior Indebtedness or their representative notify the trustee that the Senior Nonmonetary Default is cured, waived or ceases to exist or the Senior Indebtedness to which the Senior Nonmonetary Default relates is discharged or

  •
  the 179th day after the date of receipt of the payment notice.

        Notwithstanding the provisions described in the immediately preceding bullet points, the Obligor may resume payments on the Senior Subordinated Debt Securities and the Subordinated Debt Securities after the payment blockage period.

        If

  •
  without the consent of the Obligor a receiver, conservator, liquidator or trustee of the Obligor or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and the decree or order remains in effect for more than 60 days, the Obligor is adjudicated bankrupt or insolvent, any of its property is sequestered by court order and that order remains in effect for more than 60 days, or a petition is filed against the Obligor under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

  •
  the Obligor:

  •
  commences a voluntary case or other proceeding seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

  •
  consents to any such relief or to the appointment of or taking possession by any of the above officials in an involuntary case or other proceeding commenced against it;

  •
  fails generally to, or cannot, pay its debts generally as they become due;

  •
  takes any corporate action to authorize or effect any of the foregoing; or

  •
  any Subsidiary of the Obligor takes, suffers or permits to exist any of the events or conditions referred to in any of the above bullet points,

then all Senior Indebtedness of the Obligor, including any interest thereon accruing after the commencement of any proceedings, will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made by the Obligor to any holder of Senior Subordinated Debt Securities or Subordinated Debt Securities on account of the principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be.

        Any payment or distribution, whether in cash, securities or other property, other than securities of the Obligor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the indebtedness evidenced by the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the Obligor then outstanding and to any securities issued in respect thereof under a plan of reorganization or readjustment, that would otherwise, but for the subordination provisions, be payable or deliverable in respect of the Senior Subordinated Debt Securities or the Subordinated Debt Securities of any series will be paid or

26

delivered directly to the holders of Senior Indebtedness of the Obligor in accordance with the priorities then existing among such holders until all Senior Indebtedness of the Obligor, including any interest thereon accruing after the commencement of proceedings, has been paid in full. In the event of any proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Obligor, the holders of Senior Subordinated Debt Securities, together with the holders of any obligations of the Obligor ranking on a parity with the Senior Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of the Obligor the amounts at that time due and owing on account of unpaid principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Obligor ranking junior to the Senior Subordinated Debt Securities, including the Subordinated Debt Securities, and such other obligations, see Section 13.1 of the Senior Subordinated Debt Indentures and Section 13.1 of the Subordinated Debt Indentures.

        If any payment or distribution of any character, whether in cash, securities or other property, other than securities of the Obligor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the Obligor then outstanding and to any securities issued in respect thereof under the plan of reorganization or readjustment, will be received by the trustee, or any holder of any Senior Subordinated Debt Securities or Subordinated Debt Securities in contravention of any of the terms of the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as the case may be, such payment or distribution of securities will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness of the Obligor then outstanding in accordance with the priorities then existing among the holders for application to the payment of all Senior Indebtedness of the Obligor remaining unpaid to the extent necessary to pay all the Senior Indebtedness of the Obligor in full, see Section 13.1 of the Senior Subordinated Debt Indentures and Section 13.1 of the Subordinated Debt Indentures.

        By reason of the subordination, in the event of the insolvency of the Obligor, holders of Senior Indebtedness of the Obligor may receive more, ratably, than holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities of the Obligor. Subordination will not prevent the occurrence of any Event of Default, as defined in the Indentures, or limit the right of acceleration in respect of the Senior Subordinated Debt Securities or Subordinated Debt Securities.

Concerning the Trustee

        Information concerning the trustee for a series of debt securities will be set forth in the prospectus supplement relating to that series of debt securities. Any of the trustees under the Indentures may make loans to Hovnanian or K. Hovnanian in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

        The authorized capital stock of Hovnanian is 100,100,000 shares consisting of 87,000,000 shares of Class A Common Stock, par value $.01 per share, 13,000,000 shares of Class B Common Stock, par value $.01 per share, the "Class B Common Stock", and 100,000 shares of Preferred Stock, par value $.01 per share, the "Preferred Stock", in the series and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the board of directors for each series. The following summary description of certain provisions of Hovnanian's Restated Certificate of Incorporation, the "Certificate of Incorporation", and By-laws does not purport to be complete and is qualified in its entirety by reference to those provisions.

27

Common Stock

        As of August 22, 2003, 22,582,636 shares of Class A Common Stock and 7,426,101 shares of Class B Common Stock were issued and outstanding. The Class A Common Stock is traded on the New York Stock Exchange. There is no established public trading market for the Class B Common Stock. In order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis. Any offering of common stock made hereby will consist only of Class A Common Stock. The outstanding Class A Common Stock is, and any Class A Common Stock offered pursuant to this prospectus and any prospectus supplement when issued and paid for will be, fully paid and non-assessable.

        Dividends.    Dividends on the Class A Common Stock will be paid if, when and as determined by the board of directors of Hovnanian out of funds legally available for this purpose. Some debt instruments to which Hovnanian is a party contain restrictions on the payment of cash dividends. Under the terms of Hovnanian's revised credit facility, dated June 19, 2003, approximately $151,341,000 of retained earnings would have been free of restrictions on the payment of cash dividends at July 31, 2003. The amount of any regular cash dividend payable on a share of Class A Common Stock will be an amount equal to 110% of the corresponding regular cash dividend payable on a share of Class B Common Stock. Hovnanian has never paid dividends nor does it currently intend to pay dividends.

        Voting Rights.    Holders of Class A Common Stock are entitled to one vote for each share held by them on all matters presented to shareholders. Holders of Class B Common Stock are entitled to ten votes per share.

        Liquidation Rights.    After satisfaction of the preferential liquidation rights of any Preferred Stock, the holders of the Class A Common Stock and Class B Common Stock are entitled to share ratably as a single class in the distribution of all remaining net assets.

        Preemptive and Other Rights.    The holders of Class A Common Stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of Class A Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions. The rights, preferences and privileges of holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holder of shares of any series of Preferred Stock that Hovnanian may designate and issue in the future.

Preferred Stock

        The Certificate of Incorporation authorizes the Board of Directors to issue from time to time up to 100,000 shares of Preferred Stock, in one or more series, and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the board of directors for each series. No shares of Preferred Stock have been issued and Hovnanian has no present plans to issue any shares of Preferred Stock. The Preferred Stock, however, could be used by Hovnanian's board of directors without further action by Hovnanian's stockholders as an anti-takeover device.

28

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        Hovnanian may issue Stock Purchase Contracts representing contracts obligating holders to purchase from Hovnanian and Hovnanian to sell to the holders a specified number of shares of Class A Common Stock or Preferred Stock at a future date or dates. The price per share of Class A Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.

        The Stock Purchase Contracts may be issued separately or as a part of units, often known as Stock Purchase Units, consisting of a Stock Purchase Contract and either

  •
  debt securities, or

  •
  debt obligations of third parties, including U.S. Treasury securities,

securing the holder's obligations to purchase the Class A Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid Stock Purchase Contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder's obligations under the original Stock Purchase Contract.

        The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, which will be filed with the SEC promptly after the offering of such Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities.

DESCRIPTION OF WARRANTS

        Hovnanian may issue warrants, including warrants to purchase Class A Common Stock or Preferred Stock and warrants to purchase Hovnanian debt securities. K. Hovnanian may issue warrants to purchase K. Hovnanian Debt Securities. All obligations of K. Hovnanian under the K. Hovnanian warrants will be fully and unconditionally guaranteed by Hovnanian. Warrants may be issued independently of or together with any other securities and may be attached to or separate from such securities. Obligations of Hovnanian and K. Hovnanian under the warrants may be guaranteed by the subsidiary guarantors. Each series of warrants will be issued under a separate warrant agreement, each a "warrant agreement" to be entered into between Hovnanian and/or K. Hovnanian and a warrant agent, the "warrant agent". The warrant agent will act solely as an agent of Hovnanian and/or K. Hovnanian in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants. The following describes some general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

29

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  the price at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain United States Federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exercise of the warrants.

PLAN OF DISTRIBUTION

        Hovnanian, K. Hovnanian and the selling shareholders may sell the securities to or through underwriters or dealers, and also may sell the offered securities directly to one or more other purchasers or through agents. The applicable prospectus supplement will list the names of any underwriters or agents involved in the sale of the offered securities and any applicable commissions or discounts.

        Underwriters, dealers or agents may offer and sell the offered securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters or agents may be deemed to have received compensation from Hovnanian, K. Hovnanian or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters or agents may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        The Preferred Stock, debt securities and warrants, when first issued, will have no established trading market. Any underwriters or agents to or through whom offered securities are sold by Hovnanian or K. Hovnanian for public offering and sale may make a market in such offered securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

        Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers or agents may be entitled, under agreements entered into with Hovnanian, K. Hovnanian or the selling shareholders, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act.

30

        If so indicated in the prospectus supplement, Hovnanian, K. Hovnanian or the selling shareholders will authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the offered securities will be passed upon for Hovnanian and K. Hovnanian by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP will rely, as to matters of California and New Jersey law, on the opinion of Peter S. Reinhart, Esq., Senior Vice-President and General Counsel for Hovnanian and K. Hovnanian. Certain legal matters in connection with the offered securities may also be passed upon for any agents or underwriters by counsel specified in the prospectus supplement.

EXPERTS

        The consolidated financial statements of Hovnanian Enterprises, Inc. appearing in the Hovnanian Annual Report (Form 10-K) for the year ended October 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

31

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by Hovnanian in connection with the offering described in this registration statement are as follows:

Total(a)
Registration Fee	$100
Legal fees and expenses	200,000
Blue Sky fees and expenses	15,000
Accounting fees and expenses	15,000
Printing and duplicating expenses	300,000
Miscellaneous expenses	15,000

Total	$545,100

(a)
All figures, except the SEC registration fee, are estimates.

Item 15. Indemnification of Directors and Officers.

        Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty of care.

        Article EIGHTH of Hovnanian's Restated Certificate of Incorporation contains the following provisions with respect to indemnification:

          No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

        Hovnanian maintains a liability insurance policy providing coverage for its directors and officers in an amount up to an aggregate limit of $10,000,000 for any single occurrence.

        K. Hovnanian is a California corporation. Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation's agent, against expenses actually and reasonably incurred, if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation, unless and then only to the extent a court determines otherwise.

        Article FIFTH of K. Hovnanian's Articles of Incorporation contains the following provisions with respect to indemnification:

        The Corporation is authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined by Section 317 of the California Corporations Code) whether by bylaw, agreement or otherwise, for breach of duty to the Corporation and its shareholders in excess of that expressly permitted by California Code Section 317, and to advance defense expenses to its agents in connection with such matters as those expenses are incurred; provided, indemnification shall not be provided for any acts or omissions or transactions from which pursuant to applicable statute(s) a director may not be relieved of liability nor under circumstances in which indemnity is expressly prohibited by the statute covering the indemnification of agents.

Item 16. Exhibits.

        See Exhibit Index.

Item 17. Undertakings.

        The undersigned Registrants hereby undertake:

        (1)    To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

          (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the from of prospectus filed with the Commission pursuant to Rule 462(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

        (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Hovnanian annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth in response to Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on August 29, 2003.

HOVNANIAN ENTERPRISES, INC.
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on August 29, 2003.

	Signature	Title

*	/s/ KEVORK S. HOVNANIAN Kevork S. Hovnanian	Chairman of the Board and Director
*	/s/ ARA K. HOVNANIAN Ara K. Hovnanian	President, Chief Executive Officer and Director
*	/s/ GEATON A. DECESARIS, JR. Geaton A. DeCesaris, Jr.	Chief Operating Officer and President, Homebuilding Operations and Director
*	/s/ ARTHUR M. GREENBAUM Arthur M. Greenbaum	Director
*	/s/ DESMOND P. MCDONALD Desmond P. McDonald	Director
*	/s/ EDWARD A. KANGAS Edward A. Kangas	Director
*	/s/ JOHN J. ROBBINS John J. Robbins	Director

*	/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice-President, Chief Financial Officer and Director
*	/s/ STEPHEN D. WEINROTH Stephen D. Weinroth	Director
*By:	/s/ J. LARRY SORSBY J. Larry Sorsby Attorney-In-Fact for the person indicated

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, K. Hovnanian certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on August 29, 2003.

K. HOVNANIAN ENTERPRISES, INC.
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on August 29, 2003.

	Signature	Title

*	/s/ KEVORK S. HOVNANIAN Kevork S. Hovnanian	Chairman of the Board and Director
*	/s/ ARA K. HOVNANIAN Ara K. Hovnanian	President, Chief Executive Officer and Director
*	/s/ GEATON A. DECESARIS, JR. Geaton A. DeCesaris, Jr.	Chief Operating Officer and President, Homebuilding Operations and Director
*	/s/ PAUL W. BUCHANAN Paul W. Buchanan	Senior Vice President—Corporate Controller
*	/s/ PETER S. REINHART Peter S. Reinhart	Senior Vice-President, General Counsel/Secretary
*	/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice President, Chief Financial Officer and Director
*By:	/s/ J. LARRY SORSBY J. Larry Sorsby, Attorney-In-Fact for the person indicated

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants, as listed on the attached Schedule of Subsidiary Registrants, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, in his capacity as set forth on the attached Schedule of Subsidiary Registrants, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on August 29, 2003.

REGISTRANTS (as listed on the attached Schedule of Subsidiary Registrants)
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following person on the date and in the capacities indicated on August 29, 2003.

	Signature	Title

*	/s/ KEVORK S. HOVNANIAN Kevork S. Hovnanian	Chairman of the Board and Director
*	/s/ ARA K. HOVNANIAN Ara K. Hovnanian	President, Chief Executive Officer and Director
*	/s/ GEATON A. DECESARIS, JR. Geaton A. DeCesaris, Jr.	Chief Operating Officer and President, Homebuilding Operations and Director
*	/s/ PAUL W. BUCHANAN Paul W. Buchanan	Senior Vice President—Corporate Controller
*	/s/ PETER S. REINHART Peter S. Reinhart	Senior Vice-President, General Counsel/Secretary
*	/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice President, Chief Financial Officer and Director
*By:	/s/ J. LARRY SORSBY J. Larry Sorsby, Attorney-In-Fact for the person indicated

SCHEDULE OF SUBSIDIARY REGISTRANTS

Exact Name of Registrant As Specified in Its Charter

ALL SEASONS, INC.
ARROW PROPERTIES, INC.
CONDOMINIUM COMMUNITY (BOWIE NEW TOWN), INC.
CONDOMINIUM COMMUNITY (LARGO TOWN), INC.
CONDOMINIUM COMMUNITY (PARK PLACE), INC.
CONDOMINIUM COMMUNITY (QUAIL RUN), INC.
CONDOMINIUM COMMUNITY (TRUMAN DRIVE), INC.
CONSULTANTS CORPORATION DESIGNED CONTRACTS. INC.
DESIGNED CONTRACTS, INC.
EXC, INC.
FORTIS HOMES, INC.
HOUSING-HOME SALES, INC.
HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
K. HOV INTERNATIONAL, INC.
K. HOV IP, II, INC.
K. HOV IP, INC.
K. HOVNANIAN ACQUISITIONS, INC.
K. HOVNANIAN AT ASHBURN VILLAGE, INC.
K. HOVNANIAN AT BALLANTRAE, INC.
K. HOVNANIAN AT BARRINGTON, INC.
K. HOVNANIAN AT BELMONT, INC.
K. HOVNANIAN AT BERNARDS IV, INC.
K. HOVNANIAN AT BRANCHBURG III, INC.
K. HOVNANIAN AT BRIDGEPORT, INC.
K. HOVNANIAN AT BRIDGEWATER VI, INC.
K. HOVNANIAN AT BULL RUN, INC.
K. HOVNANIAN AT BURLINGTON III, INC.
K. HOVNANIAN AT BURLINGTON, INC.
K. HOVNANIAN AT CALABRIA, INC.
K. HOVNANIAN AT CAMERON CHASE, INC.
K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT CASTILE, INC.
K. HOVNANIAN AT CEDAR GROVE I, INC.
K. HOVNANIAN AT CEDAR GROVE II, INC.
K. HOVNANIAN AT CHAPARRAL, INC.
K. HOVNANIAN AT CLARKSTOWN, INC.
K. HOVNANIAN AT CRESTLINE, INC.
K. HOVNANIAN AT DOMINGUEZ HILLS, INC.
K. HOVNANIAN AT DOMINION RIDGE, INC.
K. HOVNANIAN AT EAST BRUNSWICK VI, INC.
K. HOVNANIAN AT EAST WHITELAND I, INC. K. HOVNANIAN AT EXETER HILLS, INC. K. HOVNANIAN AT FAIR LAKES GLEN, INC.
K. HOVNANIAN AT FAIR LAKES, INC. K. HOVNANIAN AT FREEHOLD TOWNSHIP I, INC.

K. HOVNANIAN AT HACKETTSTOWN, INC. K. HOVNANIAN AT HAMPTON OAKS, INC. K. HOVNANIAN AT HERSHEY'S MILL, INC. (a PA Corp)
K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.
K. HOVNANIAN AT HOLLY CREST, INC.
K. HOVNANIAN AT HOPEWELL IV, INC.
K. HOVNANIAN AT HOPEWELL VI, INC.
K. HOVNANIAN AT HOWELL TOWNSHIP, INC.
K. HOVNANIAN AT HUNTER ESTATES, INC.
K. HOVNANIAN AT KINGS GRANT I, INC.
K. HOVNANIAN AT KLOCKNER FARMS, INC.
K. HOVNANIAN AT LA TERRAZA, INC.
K. HOVNANIAN AT LA TROVATA, INC.
K. HOVNANIAN AT LAKEWOOD, INC.
K. HOVNANIAN AT LOWER SAUCON II, INC.
K. HOVNANIAN AT LOWER SAUCON, INC.
K. HOVNANIAN AT MAHWAH II, INC.
K. HOVNANIAN AT MAHWAH IV, INC. (Whalepond) K. HOVNANIAN AT MAHWAH V, INC. K. HOVNANIAN AT MAHWAH VI, INC. (Norfolk) K. HOVNANIAN AT MAHWAH VII, INC. K. HOVNANIAN AT MAHWAH VIII, INC.
K. HOVNANIAN AT MANALAPAN, INC.
K. HOVNANIAN AT MARLBORO II, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP III, INC.
K. HOVNANIAN AT METRO DC SOUTH, INC.
K. HOVNANIAN AT MONTCLAIR NJ, INC.
K. HOVNANIAN AT MONTCLAIR, INC.
K. HOVNANIAN AT MONTGOMERY I, INC.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT OCEAN WALK, INC.
K. HOVNANIAN AT P.C. PROPERTIES, INC.
K. HOVNANIAN AT PARK RIDGE, INC.
K. HOVNANIAN AT PEEKSKILL, INC.
K. HOVNANIAN AT PERKIOMEN I, INC.
K. HOVNANIAN AT PERKIOMEN II, INC.
K. HOVNANIAN AT PLAINSBORO III, INC.
K. HOVNANIAN AT PRINCETON, INC. K. HOVNANIAN AT RANCHO CHRISTIANITOS, INC. K. HOVNANIAN AT RESERVOIR RIDGE, INC. K. HOVNANIAN AT RIVER OAKS, INC.
K. HOVNANIAN AT SAN SEVAINE, INC. K. HOVNANIAN AT SARATOGA, INC.
K. HOVNANIAN AT SCOTCH PLAINS II, INC. K. HOVNANIAN AT SCOTCH PLAINS, INC.
K. HOVNANIAN AT SMITHVILLE, INC. K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.

K. HOVNANIAN AT SOUTH BRUNSWICK V, INC. K. HOVNANIAN AT STONE CANYON, INC.
K. HOVNANIAN AT STONEGATE, INC. (a VA Corporation) K. HOVNANIAN AT STONY POINT, INC. K. HOVNANIAN AT STUART ROAD, INC.
K. HOVNANIAN AT SULLY STATION, INC. K. HOVNANIAN AT SUMMERWOOD, INC. K. HOVNANIAN AT SYCAMORE, INC. K. HOVNANIAN AT TANNERY HILL, INC.
K. HOVNANIAN AT THE BLUFF, INC.
K. HOVNANIAN AT THE CEDARS, INC.
K. HOVNANIAN AT THE GLEN, INC.
K. HOVNANIAN AT THORNBURY, INC.
K. HOVNANIAN AT TIERRASANTA, INC.
K. HOVNANIAN AT TUXEDO, INC.
K. HOVNANIAN AT UNION TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.
K. HOVNANIAN AT WASHINGTONVILLE, INC.
K. HOVNANIAN AT WAYNE III, INC.
K. HOVNANIAN AT WAYNE V, INC.
K. HOVNANIAN AT WILDROSE, INC.
K. HOVNANIAN AT WOODMONT, INC. K. HOVNANIAN COMPANIES NORTHEAST, INC. K. HOVNANIAN COMPANIES OF CALIFORNIA, INC. K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN COMPANIES OF METRO WASHINGTON, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN COMPANIES OF NORTH CAROLINA, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.
K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC. K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC. K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC. K. HOVNANIAN DEVELOPMENTS OF METRO WASHINGTON, INC. K. HOVNANIAN DEVELOPMENTS OF MICHIGAN, INC. K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC. K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC. K. HOVNANIAN DEVELOPMENTS OF OHIO, INC. K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.
K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.
K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.
K. HOVNANIAN EQUITIES, INC.
K. HOVNANIAN FORECAST HOMES, INC.

K. HOVNANIAN INVESTMENT PROPERTIES OF NEW JERSEY, INC. K. HOVNANIAN MARINE, INC. K. HOVNANIAN PA REAL ESTATE, INC. K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.
K. HOVNANIAN PROPERTIES OF NB THEATRE, INC. K. HOVNANIAN PROPERTIES OF NEWARK URBAN RENEWAL CORPORATION, INC. K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK V, INC.
K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC. K. HOVNANIAN PROPERTIES OF RED BANK, INC. K. HOVNANIAN PROPERTIES OF WALL, INC. K. HOVNANIAN REAL ESTATE INVESTMENT, INC.
KHC ACQUISITION, INC. KHIP III, INC. LANDARAMA, INC. M&M AT LONG BRANCH, INC. MATZEL & MUMFORD OF DELAWARE, INC. MCNJ, INC.
MMIP III, INC. PARTHENON GROUP, INC. PINE BROOK COMPANY, INC. QUE CORPORATION REFLECTIONS OF YOU INTERIORS, INC. SEABROOK ACCUMULATION CORPORATION
STONEBROOK HOMES, INC.
THE MATZEL & MUMFORD ORGANIZATION, INC.
THE NEW FORTIS CORPORATION
THE SOUTHAMPTON CORPORATION
WASHINGTON HOMES OF WEST VIRGINIA, INC.
WASHINGTON HOMES, INC.
WASHINGTON HOMES, INC. OF VIRGINIA
WESTMINSTER HOMES (CHARLOTTE), INC.
WESTMINSTER HOMES OF TENNESSEE, INC. WESTMINSTER HOMES, INC. WH LAND I, INC WH LAND II, INC. WH PROPERTIES, INC. ARBOR WEST, L.L.C. DULLES COPPERMINE, L.L.C.
K. HOVNANIAN AT 4S RANCH, L.L.C.
K. HOVNANIAN AT ARBOR HEIGHTS, L.L.C.
K. HOVNANIAN AT ASHBURN VILLAGE, L.L.C.
K. HOVNANIAN AT BARNEGAT I, L.L.C.
K. HOVNANIAN AT BERKELEY, L.L.C.
K. HOVNANIAN AT BERNARDS V, L.L.C.
K. HOVNANIAN AT BLOOMS CROSSING, L.L.C.
K. HOVNANIAN AT BLUE HERON PINES, L.L.C. K. HOVNANIAN AT BRENBROOKE, L.L.C. K. HOVNANIAN AT BRIDGEWATER I, L.L.C. K. HOVNANIAN AT CAMDEN I, L.L.C.

K. HOVNANIAN AT CARMEL VILLAGE, L.L.C. K. HOVNANIAN AT CEDAR GROVE III, L.L.C. K. HOVNANIAN AT CHESTER I, L.L.C. K. HOVNANIAN AT CLIFTON, L.L.C.
K. HOVNANIAN AT CLIFTON II, L.L.C.
K. HOVNANIAN AT CORTEZ HILL, L.L.C.
K. HOVNANIAN AT CRANBURY, L.L.C.
K. HOVNANIAN AT CURRIES WOODS, L.L.C.
K. HOVNANIAN AT DENVILLE, L.L.C.
K. HOVNANIAN AT EASTLAKE, L.L.C.
K. HOVNANIAN AT EDGEWATER, L.L.C.
K. HOVNANIAN AT ENCINITAS RANCH, L.L.C. K. HOVNANIAN AT FOREST MEADOWS, L.L.C. K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.
K. HOVNANIAN AT GREAT NOTCH, L.L.C. K. HOVNANIAN AT GUTTENBERG, L.L.C. K. HOVNANIAN AT HAMBURG, L.L.C. K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.
K. HOVNANIAN AT JACKSON I, L.L.C. K. HOVNANIAN AT JACKSON, L.L.C. K. HOVNANIAN AT JERSEY CITY IV, L.L.C. K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL CO., L.L.C.
K. HOVNANIAN AT KENT ISLAND, L.L.C. K. HOVNANIAN AT KINCAID, L.L.C. K. HOVNANIAN AT KING FARM, L.L.C. K. HOVNANIAN AT LA COSTA, L.L.C.
K. HOVNANIAN AT LA HABRA KNOLLS, L.L.C. K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C. K. HOVNANIAN AT LAKE RIDGE CROSSING, L.L.C.
K. HOVNANIAN AT LAKE TERRAPIN, L.L.C. K. HOVNANIAN AT LAWRENCE V, L.L.C. K. HOVNANIAN AT LINWOOD, L.L.C. K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS, L.L.C. K. HOVNANIAN AT LONG BRANCH I, L.L.C. K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C. K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C. K. HOVNANIAN AT LOWER MORELAND I, L.L.C. K. HOVNANIAN AT LOWER MORELAND II, L.L.C. K. HOVNANIAN AT MANALAPAN II, L.L.C.
K. HOVNANIAN AT MANALAPAN III, L.L.C. K. HOVNANIAN AT MANSFIELD I, LLC K. HOVNANIAN AT MANSFIELD II, LLC K. HOVNANIAN AT MANSFIELD III, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C. K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C. K. HOVNANIAN AT MARLBORO VI, L.L.C. K. HOVNANIAN AT MARLBORO VII, L.L.C. K. HOVNANIAN AT MENIFEE, L.L.C.
K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C. K. HOVNANIAN AT MIDDLETOWN II, L.L.C. K. HOVNANIAN AT MIDDLETOWN, L.L.C. K. HOVNANIAN AT MONROE, L.L.C. K. HOVNANIAN AT MOSAIC, L.L.C.
K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C. K. HOVNANIAN AT NORTH BERGEN, L.L.C. K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C. K. HOVNANIAN AT NORTH HALEDON, L.L.C.
K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.
K. HOVNANIAN AT NORTHAMPTON, L.L.C.
K. HOVNANIAN AT NORTHFIELD, L.L.C.
K. HOVNANIAN AT OLD BRIDGE, L.L.C.
K. HOVNANIAN AT OLDE ORCHARD, L.L.C.
K. HOVNANIAN AT PACIFIC BLUFFS, L.L.C.
K. HOVNANIAN AT PARAMUS, L.L.C. K. HOVNANIAN AT PARK LANE, L.L.C. K. HOVNANIAN AT RANCHO SANTA MARGARITA, L.L.C. K. HOVNANIAN AT RANDOLPH I, L.L.C.
K. HOVNANIAN AT READINGTON II, L.L.C. K. HOVNANIAN AT RIVERBEND II, L.L.C. K. HOVNANIAN AT RIVERBEND, L.L.C.
K. HOVNANIAN AT RODERUCK. L.L.C.
K. HOVNANIAN AT ROWLAND HEIGHTS, L.L.C.
K. HOVNANIAN AT SAYREVILLE, L.L.C.
K. HOVNANIAN AT SKYE ISLE, L.L.C.
K. HOVNANIAN AT SMITHVILLE III, L.L.C.
K. HOVNANIAN AT SOMERS POINT, L.L.C.
K. HOVNANIAN AT SOUTH AMBOY, L.L.C. K. HOVNANIAN AT SOUTH BANK, L.L.C. K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C. K. HOVNANIAN AT SPRING HILL ROAD, L.L.C. K. HOVNANIAN AT ST. MARGARETS, L.L.C.
K. HOVNANIAN AT SUNSETS, L.L.C. K. HOVNANIAN AT THE GABLES, L.L.C. K. HOVNANIAN AT TRAIL RIDGE, L.L.C. K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.
K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.
K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.
K. HOVNANIAN AT WANAQUE, L.L.C.
K. HOVNANIAN AT WASHINGTON, L.L.C.
K. HOVNANIAN AT WAYNE VIII, L.L.C.
K. HOVNANIAN AT WAYNE IX, L.L.C.

K. HOVNANIAN AT WEST MILFORD, L.L.C. K. HOVNANIAN AT WEST WINDSOR, L.L.C. K. HOVNANIAN AT WILLOW BROOK, L.L.C. K. HOVNANIAN AT WINCHESTER, L.L.C. K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.
K. HOVNANIAN AT WOOLWICH, L.L.C. K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C. K. HOVNANIAN COMPANIES OF METRO D.C. NORTH, L.L.C. K. HOVNANIAN COMPANIES, L.L.C. K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.
K. HOVNANIAN FOUR SEASONS AT GOLD HILL, L.L.C.
K. HOVNANIAN FOUR SEASONS @ HISTORIC VIRGINIA, L.L.C.
K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, L.L.C.
K. HOVNANIAN GREAT WESTERN HOMES, L.L.C.
K. HOVNANIAN HOLDINGS NJ, L.L.C.
K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTHEAST SERVICES, L.L.C.
K. HOVNANIAN OHIO REALTY, L.L.C.
K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.
K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTH JERSEY ACQUISITION, L.L.C.
K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.
K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.
K. HOVNANIAN SUMMIT HOMES, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF MICHIGAN, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT BEAUMONT, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT HEMET, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT PALM SPRINGS, L.L.C. K. HOVNANIAN'S FOUR SEASONS, L.L.C.
K. HOVNANIAN'S PRIVATE HOME PORTFOLIO, L.L.C. KHIP, LLC KINGS COURT AT MONTGOMERY, L.L.C. M&M AT APPLE RIDGE, L.L.C. M&M AT BROOKHILL, L.L.C.
M&M AT CHESTERFIELD, L.L.C. M&M AT EAST MILL, L.L.C. M&M AT HERITAGE WOODS, L.L.C. M&M AT KENSINGTON WOODS, L.L.C. M&M AT MORRISTOWN, L.L.C.
M&M AT SHERIDAN, L.L.C. M&M AT SPARTA, L.L.C. M&M AT SPINNAKER POINTE, L.L.C. M&M AT SPRUCE HOLLOW, L.L.C. M&M AT SPRUCE MEADOWS, L.L.C.

M&M AT SPRUCE RUN, L.L.C.
M&M AT THE HIGHLANDS, L.L.C.
M&M AT WEST ORANGE, L.L.C.
MATZEL & MUMFORD AT CRANBURY KNOLL, L.L.C.
MATZEL & MUMFORD AT FREEHOLD, L.L.C.
MATZEL & MUMFORD AT HERITAGE LANDING, L.L.C.
MATZEL & MUMFORD AT MONTGOMERY, L.L.C.
MATZEL & MUMFORD AT PHILLIPSBURG, L.L.C.
MATZEL & MUMFORD AT SOUTH BRUNSWICK, L.L.C.
MATZEL & MUMFORD AT WOODLAND CREST, L.L.C.
MMIP, L.L.C.
RIDGEMORE UTILITY, L.L.C.
THE LANDINGS AT SPINNAKER POINTE, L.L.C.
WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.
WASHINGTON HOMES OF MARYLAND I, L.L.C. WESTMINSTER HOMES OF ALABAMA, L.L.C. WESTMINSTER HOMES OF MISSISSIPPI, L.L.C. WESTMINSTER HOMES OF SOUTH CAROLINA, L.L.C.
WOODLAND LAKES CONDOS AT BOWIE NEWTOWN, LLC GOODMAN FAMILY OF BUILDERS, L.P. K. HOVNANIAN OF HOUSTON II, L.P. K. HOVNANIAN OF HOUSTON, L.P. M & M INVESTMENTS, L.P. WASHABAMA, L.P.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
**1.1	—	Underwriting Agreement (Hovnanian Debt Securities and Warrants to Purchase Hovnanian Debt Securities).
**1.2	—	Underwriting Agreement (K. Hovnanian Debt Securities and Warrants to Purchase K. Hovnanian Debt Securities).
**1.3	—	Underwriting Agreement (Equity Securities and Warrants to Purchase Equity Securities).
**1.4	—	Underwriting Agreement (Stock Purchase Contracts).
**1.5	—	Underwriting Agreement (Stock Purchase Units).
3.1	—	Articles of Incorporation of K. Hovnanian Enterprises, Inc. (filed herewith).
3.2	—	By-Laws of K. Hovnanian Enterprises, Inc. (filed herewith).
3.3	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New Jersey (filed herewith).
3.4	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New York (filed herewith).
3.5	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Pennsylvania (filed herewith).
3.6	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in North Carolina (filed herewith).
3.7	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in South Carolina (filed herewith).
3.8	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Virginia (filed herewith).
3.9	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Maryland (filed herewith).
3.10	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Delaware (filed herewith).
3.11	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in California (filed herewith).
3.12	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Texas (filed herewith).
3.13	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Arizona (filed herewith).
3.14	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Ohio (filed herewith).
3.15	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in West Virginia (filed herewith).
3.16	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Florida (filed herewith).
3.17	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Michigan (filed herewith).
3.18	—	Form of Articles of Organization for Subsidiary Registrant limited liability companies (filed herewith).

3.19	—	Form of Certificate of Limited Partnership for Subsidiary Registrant limited partnerships (filed herewith).
3.20	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in New Jersey (filed herewith).
3.21	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in New York (filed herewith).
3.22	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Pennsylvania (filed herewith).
3.23	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in North Carolina (filed herewith).
3.24	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in South Carolina (filed herewith).
3.25	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Maryland (filed herewith).
3.26	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Virginia (filed herewith).
3.27	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Delaware (filed herewith).
3.28	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in California (filed herewith).
3.29	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Texas (filed herewith).
3.30	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Arizona (filed herewith).
3.31	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Ohio (filed herewith).
3.32	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in West Virginia (filed herewith).
3.33	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Florida (filed herewith).
3.34	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Michigan (filed herewith).
3.35	—	Form of Limited Liability Company Agreement for Subsidiary Registrant limited liability companies (filed herewith).
3.36	—	Form of Limited Partnership Agreement for Subsidiary Registrant limited partnerships (filed herewith).
3.37	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Tennessee (filed herewith).
3.38	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Tennessee (filed herewith).
****4.1	—	Certificate of Incorporation of Hovnanian Enterprises, Inc.
*****4.2	—	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc.
******4.3	—	By-Laws of Hovnanian Enterprises, Inc.
*4.4	—	Form of Hovnanian Debt Securities.

*4.5	—	Form of K. Hovnanian Debt Securities.
***4.6	—	Form of Hovnanian Senior Debt Indenture.
***4.7	—	Form of Hovnanian Senior Subordinated Debt Indenture.
***4.8	—	Form of Hovnanian Subordinated Debt Indenture.
***4.9	—	Form of K. Hovnanian Senior Debt Indenture.
***4.10	—	Form of K. Hovnanian Senior Subordinated Debt Indenture.
***4.11	—	Form of K. Hovnanian Subordinated Debt Indenture.
*4.12	—	Form of Warrant Agreement for Preferred Stock and Common Stock (including Form of Warrant Certificate).
*4.13	—	Form of Warrant Agreement for Hovnanian Debt Securities (including form of Warrant Certificate).
*4.14	—	Form of Warrant Agreement for K. Hovnanian Debt Securities (including form of Warrant Certificate).
***4.15	—	Form of Purchase Contract Agreement (including form of Purchase Contact Unit).
5.1	—	Opinion of Simpson Thacher & Bartlett LLP (previously filed with this registration statement).
5.2	—	Opinion of Peter S. Reinhart, Senior Vice-President and General Counsel of Hovnanian and K. Hovnanian (previously filed with this registration statement).
10.1	—	Credit Agreement dated as of June 19, 2003, among K. Hovnanian, as Borrower, Hovnanian, as Guarantor, the banks listed therein, PNC Bank, National Association, Bank of America, Fleet National Bank, Wachovia Bank, National Association, Guaranty Bank, National Association, Bank One, NA, Am South Bank, Comerica Bank, SunTrust Bank, National City Bank, Washington Mutual Bank, FA, BNP PARIBAS, Credit Lyonnais, New York Branch, US Bancorp (previously filed with this registration statement).
12.1	—	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends (filed herewith).
23.1	—	Consent of Ernst & Young LLP (filed herewith).
23.2	—	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.3	—	Consent of Peter S. Reinhart, Senior Vice-President and General Counsel of Hovnanian and K. Hovnanian (included in Exhibit 5.2).
24.1	—	Powers of Attorney of the Board of Directors of Hovnanian Enterprises, Inc. (previously filed with this registration statement).
24.2	—	Powers of Attorney of the Board of Directors of K. Hovnanian Enterprises, Inc. (previously filed with this registration statement).
24.3	—	Powers of Attorney of the Board of Directors of Subsidiary Registrants (previously filed with this registration statement).
***25.1	—	Statement of Eligibility of Trustee under the Hovnanian Indentures.
***25.2	—	Statement of Eligibility of Trustee under the K. Hovnanian Indentures.

*
Incorporated by reference to exhibit of same number to Registration Statement (No. 333-51991) on Form S-3.

**
To be incorporated by reference, as necessary, as an exhibit to one or more reports on Form 8-K.

***
Incorporated by reference to exhibit of same number to Registration Statement (No. 333-68528) on Form S-3.

****
Incorporated by reference to Exhibits to Registration Statement (No. 2-85198) on Form S-1 of Hovnanian Enterprises, Inc.

*****
Incorporated by reference to Exhibit 3(b) of the Annual Report on Form 10-K for the year ended February 28, 1993 of Hovnanian Enterprises, Inc.

******
Incorporated by reference to Exhibit 3(c) of the Annual Report on Form 10-K for the year ended February 28, 1993 of Hovnanian Enterprises, Inc.

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CALCULATION OF REGISTRATION FEE
TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE COMPANY
RISK FACTORS
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
SELLING SHAREHOLDERS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SCHEDULE OF SUBSIDIARY REGISTRANTS
Exact Name of Registrant As Specified in Its Charter
INDEX TO EXHIBITS